Exhibit 10.21

RECEIVABLES PURCHASE AGREEMENT

Dated as of October 18, 2002

among

Odetics, Inc.,

and

TECHNOLOGY LENDING PARTNERS, LLC,

as the Buyer

RECEIVABLES PURCHASE AGREEMENT

THIS RECEIVABLES PURCHASE AGREEMENT (“Agreement”), dated as of October 18, 2002, is by and among Odetics, Inc., a Delaware corporation (“Seller”), and Technology Lending Partners, LLC, a California limited liability company (“Buyer”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto.

PRELIMINARY STATEMENTS

A.The parties hereto intend that all transfers of Receivables hereunder, be true sales to the Buyer by the Seller of the Receivables originated by it, providing the Buyer with the full benefits of ownership of such Receivables, and the Seller and the Buyer do not intend these transactions to be, or for any purpose to be characterized as loans from the Buyer to the Seller.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMOUNTS AND TERMS OF THE PURCHASE

Section 1.1  Purchase of Receivables.

(a)           Effective on the Closing Date, in consideration for the Purchase Price to be paid to the Seller and upon the terms and subject to the conditions set forth herein, the Seller does hereby sell, assign, transfer, set-over and otherwise convey to the Buyer, and the Buyer does hereby purchase from the Seller, all of the Seller’s right, title and interest in and to the Receivables, together, in each case, with all Related Security relating thereto. In accordance with the preceding sentence, on the Closing Date, the Buyer shall acquire all of the Seller’s right, title and interest in and to the Receivables, together with all of the Seller’s rights in and to all Related Security relating thereto. The Buyer shall be obligated to pay the Purchase Price for the Receivables purchased hereunder from the Seller in accordance with Section 1.2.

(b)           On each Monthly Reporting Date, the Buyer shall submit a report to Seller which reflects the details of the Collections received since the Closing Date.

(c)           It is the intention of the parties hereto that the Purchase of Receivables from Seller made hereunder shall constitute a sale, which sale is absolute and irrevocable and provides the Buyer with the full benefits of ownership of the Receivables originated by the Seller. The sale of Receivables hereunder by the Seller is made with recourse to Seller as described herein, and this sale does not constitute and is not intended to result in an assumption by the Buyer or any assignee thereof of any obligation of the Seller or any Person arising in connection with the Receivables, the related Contracts and /or other Related Security or any other obligations of the Seller. In view of the intention of the parties hereto that the Purchase of Receivables hereunder shall constitute a sale of such Receivables rather than loans secured thereby, the Seller agrees that it will, on or prior to the date hereof and in accordance with Section 4.1 (e)(ii), mark its master data processing records relating to the Receivables originated by it with a legend properly evidencing that the Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to the Buyer. Upon the request of the Buyer, the Seller will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate perfect and maintain the perfection of the Buyer’s ownership interest in the Receivables originated by such Seller and the Related Security with respect thereto, or as the Buyer may reasonably request.

Section 1.2  Payment for the Purchase.

(a)           The Purchase Price in the amount of $438,444.38 for the Purchase from the Seller of the Receivables, as described in Exhibit I attached hereto, shall be payable in full at the Closing  by the Buyer to the Seller in immediately available funds, less legal fees incurred by Buyer in connection with the drafting and execution of this Agreement (“Legal Fees”).

(b)           The Purchase Price reflects in part a 20% discount (the “Discount”) from the Original Balance of the Receivables. A portion of the Discount expressed as a percentage of the Original Balance of the Receivable in question shall be rebated (“Rebate”) and paid to Seller as described below:

Days until Receivable is collected (commencing on the Closing Date)	Rebate of Discount	Net Discount
10 or less	19.5%	.5%
11-20 days	19%	1%
21-30 days	18.5%	1.5%
31-40	18%	2%
41-50	17.5%	2.5%
51-60	17%	3.0%
61-70	16.5%	3.5%
71-80	16%	4%
81-90	15.5%	4.5%
each 10 days thereafter	subtract an additional ½ %	add an additional ½ %

For example, assuming the Purchase Price is $450,000 (net of the original 20% Discount and the 5% Collection Fee), and assuming that the Original Balance was $600,000, and assuming $400,000 of the total Original Balance of the Receivables was outstanding for 25 days before it was collected and received by Buyer, and the balance of the Original Balance in the amount of $200,000 was outstanding for 120 days before it was collected and received by Buyer, then:

$400,000 x 18.5% = $74,000

$200,000 x  14% = $28,000

Total Rebate: $102,000 less offsets and claims for other amounts owed, if any, as described below.

The Rebate shall be determined by Buyer and paid to Seller within 5 days after the earlier of (a) Buyer has received Collections equal to 100% of the Original Balance of Receivables, or (b) Buyer receives Collections from Receivables equal to the sum of the following: $438,444.38 plus the Collection Fee of $29,229.62 plus the Net Discount then due and applicable as of the date in question plus Legal Fees. In the case of subparagraph (b) in the preceding sentence, the Rebate would not be paid in cash but would be payable solely in the form of an assignment by Buyer of the uncollected Receivables to Seller without recourse. For example, the Rebate would be due and payable, in the form of uncollected Receivables, by the 65th day after the Closing if Buyer received from Collections of Receivables on the 60th day after the Closing Date: (i)  $438,444.38; plus (ii) the Collection Fee; plus (iii) $17,537.78 (i.e. 3% times the Original Balance of the Receivables) based on the Net Discount that applies if the Receivables are outstanding for 51 to 60 days since the Closing Date; plus (iv) Legal Fees. The amount of the applicable Rebate, if any, shall be reduced by the amount of the accrued unpaid interest, if any, and all costs and expenses and indemnification obligations owed by Seller under the terms of this Agreement.  Upon payment in full of all amounts owed to Buyer under this Agreement, Buyer shall assign the remaining uncollected Receivables, if any, to Seller without recourse and on an as is basis and without any warranties and representations.

(c)           If for any reason and to the extent Buyer does not receive Collections equal to 100% of the Original Balance by the date that is 120 days after the Closing Date, upon written demand by Buyer (the “Buy Back Notice”), which demand made be made by Buyer at any time on or after such 120 day period, Seller agrees to purchase the applicable  remaining uncollected Receivables (the “Sold Back Receivables”) from Buyer upon demand and in accordance with the following: (1) the purchase price for such Sold Back Receivables shall equal (1) the Outstanding Balance of the Sold Back Receivables, less the original 20% Discount, and plus the Net Discount that would have applied if the Sold Back Receivables were collected on the Sold Back Closing Date,  plus accrued interest at the Default Rate on such purchase price amount accruing commencing on the 120th day after the Closing Date (2) the closing (“Sold Back Closing Date”) of the purchase by Seller of the Sold Back Receivables shall occur by no later than 5 days after Buyer sends the Buy Back Notice to Seller; (3) the purchase price shall be paid by Seller without offset or deduction and in good funds at the Sold Back Closing Date by wire transfer to Buyer’s designated account; (4) Upon receipt by Buyer of the purchase price in good funds as described above in this paragraph, Buyer shall execute and deliver to Seller such documents as are reasonably necessary to terminate Buyer’s security interest in such Sold Back Receivables and to transfer, assign and sell the Sold Back Receivables and Related Security, without recourse, to

Seller, and without any warranties or representations, express or implied, except that Buyer shall warrant that such Sold Back Receivables have not been liened or encumbered or assigned by Buyer except as provided for in this Agreement.

An example of the calculation of the purchase price for Sold Back Receivables that Seller will be required to pay as described above in paragraph 1.2(c) above is as follows:

If the Sold Back Closing Date is 145 days from the Closing Date and assuming the Outstanding Balance of the Sold Back Receivables is $100,000 as of the Sold Back Closing Date, then the purchase price would be:

150/10 x .5% = 7.5% x $100,000 = $7500 (Net Discount)
80% x $100,000 = $80,000 (original purchase price net of Discount))

$87,500 (total purchase price to be paid by Seller)

Section 1.3  Other Buy Back Rights. If on any day:

(a)       the Outstanding Balance of a Receivable purchased is:

(i)                                     reduced as a result of any defective or rejected or  returned goods or services, any discount or any adjustment or

(ii)                                  otherwise by the Seller (other than to reflect cash Collections on account of such Receivable), or

(iii)                               reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

(b)                     any of the representations and warranties set forth in Section 2.1(i), (l), (p), (q), (r),(s) or (t) hereof is not true when made or deemed made with respect to any Receivable, or

(c)                      It is determined by Buyer in its sole discretion that any portion of the Receivables cannot be collected for any reason, including, without limitation, the inability or the unwillingness of the Obligor to pay the amount owed with respect to the  Receivable in question then, in each such event, the Buyer may elect by written notice to Seller, at any time thereafter, with respect to the Receivable in question,  to cause Seller to purchase from Buyer within 5 days of written demand such Receivable for cash equal to:  the Outstanding Balance of the Receivable in question, less the original 20% Discount, and plus the Net Discount that would have applied if the Receivable in question were collected on the date that the sale back of such Receivable occurs.  An example of the calculation of the purchase price as described in the preceding sentence is provided in Section 1.2(c) above except that the closing date would be the date that is 5 days after written demand from Buyer. Buyer shall, at the time of payment from Seller of the purchase price in good funds, execute such documents as reasonably necessary to assign back to Seller the Outstanding Balance of the Receivable in question without recourse and in its as —is condition, and otherwise without any warranties or representations, express or implied except that Buyer has not liened or encumbered or assigned such returned Receivables except as provided for in this Agreement.

Section 1.4  Payments and Computations. Etc. All amounts to be paid or deposited by the Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the Seller designated by the Seller or as otherwise directed by the Seller. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If Seller fails to pay any amount hereunder when due, Seller agrees to pay, on demand, the Default Rate in respect thereof until paid in full; provided, however, that such Default Rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed.

Section 1.5  Transfer of Collection Records; License of Software; Access to Contracts. In connection with, and in consideration of, the Purchase from the Seller of Receivables originated by it, the Seller, upon written request by Buyer, will deliver to the Buyer originals or copies (in written, photostatic, electronic or other mutually acceptable form) of such Seller’s Collection Records relating to the Receivables. The Seller shall permit the Buyer during such Seller’s normal business hours, at the expense of the Seller, to inspect and copy all such collection Records and other books and records regarding the Receivables and the Contracts solely for purposes of administering and collecting the Receivables hereunder. In order to facilitate such administration, collection and servicing of such Receivables, the Seller hereby grants to each of the Buyer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by the Seller to account for such Receivables, to the extent necessary to administer such Receivables, whether such software is owned by the Seller or is owned by others and used by the Seller under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, the Seller hereby agrees that upon the request of the Buyer, the Seller will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until date on which this Agreement terminates in accordance with its terms.

Section 1.6  Characterization. If, notwithstanding the intention of the-parties expressed in Section 1.1(c), any sale by an Seller to the Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that the sale of Receivables by the Seller hereunder shall constitute a true sale thereof, the Seller hereby grants to the Buyer a duly perfected security interest in all of the Seller’s right, title and interest in and to all Receivables of the Seller which exist as of the date hereof, together with all Related Security with respect thereto, all other rights and payments relating to such Receivables and all proceeds of the foregoing, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables purchased from such Seller together with any Purchase Interest applicable thereto and all other obligations of the Seller hereunder, which security interest shall be prior to all other Adverse Claims thereto. Upon the occurrence of a Event of Default, the Buyer shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor upon default under the UCC and other applicable law, which rights and remedies shall be cumulative.

Section 1.7 Security Agreement for Seller’s Obligations

(a)           Security Interest in the Collateral.  To secure the prompt payment and performance to the Buyer of the Obligations, the Seller hereby assigns, pledges and grants to the Buyer for its benefit a continuing security interest in and to all of the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located.  The Seller shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Buyer’s security interest and shall cause its financial statements to reflect such security interest. Such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof, in each case, to the extent that a security interest in such Collateral can be perfected by the filing of a financing statement or, in the case of Collateral consisting of instruments, documents, chattel paper or certificated securities, to the extent that Buyer  takes possession of such Collateral. Seller acknowledges that Buyer may place a “hold” on any deposit account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Buyer’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.  Further, Buyer agrees that any security interest or Lien held in favor of Buyer with respect to assets of Seller in connection with and/or as security for the repayment of  any other amounts or obligations owed by Seller to Buyer under any other agreements shall also secured the obligations of Seller under this Agreement, and Seller agrees to execute such further documents as are reasonably necessary to further evidence such security interest of Buyer, and that notwithstanding any prior agreement between Seller and Buyer to the contrary, Buyer’s security interest in Seller’s assets shall not terminate until all obligations owed to Buyer by Seller under this Agreement or any other agreements are fully satisfied.

(b)           Perfection of Security Interest.  The Seller shall take all action that may be necessary or desirable, or that the Buyer may request, so as at all times to maintain the validity, perfection, enforceability and priority of the Buyer’s security interest in the Collateral or to enable the Buyer to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) delivering to the Buyer, endorsed or accompanied by such instruments of assignment as the Buyer may specify, and stamping or marking, in such manner as the Buyer may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (ii) entering into warehousing, lockbox and other custodial arrangements satisfactory to the Buyer, and (iii) executing and delivering financing statements, instruments of pledge, mortgages, hypothecs notices and assignments, in each case in form and substance satisfactory to the Buyer, relating to the creation, validity, perfection, maintenance or continuation of the Buyer’s security interest under the Uniform Commercial Code or other applicable law.  The Buyer is hereby authorized to file financing statements without the signature of Seller in accordance with the Uniform Commercial Code or any other applicable law.  All charges, expenses and fees the Buyer may incur in doing any of the foregoing, and any taxes relating thereto, shall, at Buyer’s request, be charged to Seller’s Account and added to the Obligations, or, at the Buyer’s option, shall be paid to the Buyer immediately upon demand. Buyer agrees to execute and deliver to Seller from time to time such subordination agreements as Seller may request and as are necessary to give to other Buyers which finance equipment for Seller a first priority security interest in the equipment financed so long as the Liens and the indebtedness incurred with respect to such equipment financing are permitted under this Agreement.  Within 21 days after demand, Seller shall cause execution and delivery of control agreements with Seller’s deposit accounts in forms reasonably acceptable to Buyer, subject to delays if caused by such banks, and take such other action as is necessary to perfect Buyer’s first lien security interest in Seller’s deposit accounts with all of its banks (collectively “Control Account Perfection”), and, upon request by Buyer, Seller further agrees to obtain Control Account Perfection within 21 days after any new deposit accounts are established with any of its banks from time to time. Seller’s failure to obtain the Control Account Perfection within 21 days after the Closing and, with respect to new deposit accounts that are subsequently established, within 21 days after such account or accounts are established, shall in either event constitute an Event of Default except to the extent delays are caused by or due to the acts or delay of the applicable banks. Within 14 days of the Closing, , Seller shall file all necessary filings with the U.S. Patent and Trademark office, in forms reasonably acceptable to Buyer, to evidence and effectuate Buyer’s first lien security interest in the Seller’s registered Patents and registered Trademarks.

(c)           Preservation of Collateral.  During the continuance of a Default or Event of Default, in addition to the rights and remedies set forth in this Agreement, the Buyer may at any time take such steps as the Buyer deems necessary to protect its interest in and to preserve the Collateral and shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Seller’s owned or leased property.  The Seller shall cooperate fully with all of the Buyer’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Buyer may direct.  All of the Buyer’s expenses of preserving the Collateral shall, at Buyer’s request, be charged to Seller, bear interest at the Default Rate and be added to the Obligations.

(d)           Ownership of Collateral.  With respect to the Collateral, at the time the Collateral becomes subject to the Buyer’s security interest:  (a) the Seller shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the Collateral to the Buyer; (b) each document and agreement executed by the Seller or delivered to the Buyer in connection with this Agreement shall be true and correct in all respects; and (c) all signatures and endorsements of the Seller that appear on such documents and agreements shall be genuine and the Seller shall have full capacity to execute same.

(e)           Defense of Buyers’ Interests.  Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, the Buyer’s interests in the Collateral shall continue in full force and effect.  During such period the Seller shall not, without the Buyer’s prior written consent, pledge, sell, assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way, any part of the Collateral.  The Seller shall defend the Buyer’s interests in the Collateral against any and all Persons whatsoever.  At any time during the continuance of an Event of Default, the Buyer shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation, labels, stationery, documents, instruments and advertising materials.  If the Buyer exercises this right to take possession of the Collateral, the Seller shall, upon demand, assemble it in the best manner possible and make it available to the Buyer at a place reasonably convenient to the Buyer.  In addition, with respect to all Collateral, the Buyer shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law.  The Seller shall, and the Buyer may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, documents or instruments in which the Buyer holds a security interest to deliver same to the Buyer and/or subject to the Buyer’s order and if they shall come into any Seller’s possession, they, and each of them, shall be held by Seller in trust as the Buyer’s trustee, and  Seller will immediately deliver them to the Buyer in their original form together with any necessary endorsement.

(f)            Books and Records.  The  Seller shall keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs, and set up on its books accruals with respect to all taxes, assessments, charges, levies and claims.  All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by the Seller.

(g)           Compliance with Laws.  The Seller shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of the Seller’s business the non-compliance with which could reasonably be expected to have a Material Adverse Effect on the Seller.  The Seller may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of the Buyer to protect the Buyer’s Lien on or security interest in the Collateral.  The assets of the Seller at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets of the Seller so that such insurance shall remain in full force and effect.

(h)           Inspection of Premises.  At all reasonable times the Buyer shall have full access to and the right to audit, check, inspect and make abstracts and copies from the Seller’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of the Seller’s business.  The Buyer and its agents may enter upon any of the Seller Parties’ premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Seller’s business.

(i)            Insurance.  The Seller shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral.  At the Seller’s own cost and expense in amounts and with carriers acceptable to the Buyer, the Seller shall keep all its insurable properties and properties in which each Seller has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Seller’s including, without limitation, business interruption insurance.  If the Seller fails to obtain insurance as hereinabove provided, or to keep the same in force, the Buyer may, if it so elects, obtain such insurance and pay the premium therefor on behalf of the Seller, and charge Seller’s Account therefor and such expenses so paid shall be part of the Obligations.  All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Buyer.  So long as no Event of Default has occurred and is continuing, Seller shall have the option of applying the proceeds of any casualty policy to the replacement or repair of destroyed or damaged property; provided, that after the occurrence and during the continuance of an Event of Default, all proceeds payable under any such policy shall, at the option of Buyer, be payable to Buyer to be applied on account of the Obligations.

(j)            Payment of Taxes.  The Seller will pay, when due, (or, if contested as set forth below, provide for payment of) all Taxes, assessments and other Charges lawfully levied or assessed upon the Seller or any of the Collateral.  If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between the Seller and the Buyer and the Buyer may be required to withhold or pay, or if any Taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in the Buyer’s opinion, may possibly create a valid Lien on the Collateral, the Buyer may, without notice to the Seller, pay the Taxes, assessments or other Charges and the Seller hereby indemnifies and holds the Buyer harmless in respect thereof.  The Buyer will not pay any taxes, assessments or Charges to the extent that the Seller has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of the Buyer to protect the Buyer’s security interest in or Lien on the Collateral.  The amount of any payment by the Buyer under this Section shall be charged to Sellers’ Account and added to the Obligations and, until the Seller shall furnish the Buyer with an indemnity therefor (or supply the Buyer with evidence satisfactory to the Buyer that due provision for the payment thereof has been made), the Buyer may hold without interest any balance standing to the Seller’s credit and the Buyer shall retain its security interest in any and all Collateral held by the Buyer.

(k)           Accounts.

i.              Nature of Accounts.  Each of the Accounts shall be a bona fide and valid account representing a bona fide indebtedness incurred by the customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms, or work, labor or services theretofore rendered by Seller as of the date each Account is created.  Same shall be due and owing in accordance with the Seller’s standard terms of sale.

ii.             Locations of Seller.  The Seller’s chief executive office is located at 1515 S. Manchester Avenue. Anaheim, California.  Until written notice is given to the Buyer by the Seller of any other office at which Seller keeps its records pertaining to Accounts, all such records shall be kept at such executive office.

iii.            Notification of Assignment of Accounts.  At any time following the occurrence and continuance of an Event of Default past any applicable cure period, the Buyer shall have the right to send notice of the assignment of, and the Buyer’s security interest in, the Accounts to any and all customers or any third party holding or otherwise concerned with any of the Collateral.  Thereafter, the Buyer shall have the sole right to collect the Accounts, take possession of the Collateral, or both.  The Buyer’s actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Seller’s Account and added to the Obligations.

iv.            Power of Buyer to Act on Seller’s Behalf.  At any time following the occurrence and continuance of an Event of Default past any applicable cure period, the Buyer shall have the right to receive, endorse, assign and/or deliver in the name of the Buyer or Seller any and all checks, drafts and other instruments for the payment of money relating to the Accounts, and the Seller hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.  At any time following the occurrence and continuance of an Event of Default, the Seller hereby constitutes the Buyer or its designee as the Seller Parties’ attorney with power (i) to endorse  Seller’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign Seller’s name on any invoice or bill of lading relating to any of the Accounts, drafts against customers, assignments and verifications of Accounts; (iii) to send verifications of Accounts to any customer; (iv) to demand payment of the Accounts; (v) to enforce payment of the Accounts by legal proceedings or otherwise; (vi) to exercise all of the Seller’s rights and remedies with respect to the collection of the Accounts and any other Collateral; (vii) to settle, adjust, compromise, extend or renew the Accounts; (viii) to settle, adjust or compromise any legal proceedings brought to collect Accounts; (ix) to prepare, file and sign any Seller’s name on a proof of claim in bankruptcy or similar document against any customer; (x) to prepare, file and sign Seller’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts; (xi) to transfer the Intellectual Property Collateral into the name of Buyer; and (xii) to do all other acts and things necessary to carry out this Agreement.  All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.  The Buyer shall have the right at any time following the occurrence of an Event of Default or Default, to change the address for delivery of mail addressed to Seller  to such address as the Buyer may designate and to receive, open and dispose of all mail addressed to Seller.

v.             No Liability.  The Buyer shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof, or for any damage resulting therefrom.  Following the occurrence of an Event of Default or Default, the Buyer may, without notice or consent from any Seller, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Accounts or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof.  The Buyer is authorized and empowered to accept following the occurrence of an Event of Default or Default the return of the goods represented by any of the Accounts, without notice to or consent by any Seller, all without discharging or in any way affecting the Seller’s liability hereunder.

vi.            Lockbox Account.   Upon request by Buyer, Seller agrees to amend its lockbox service agreement with its primary banks or such other banks that Seller may utilize for lock box services (the “Bank”) to provide that upon written notice from Buyer the Bank will direct all lock box collections to Buyer’s bank account to be established at the Bank, to the extent of outstanding Obligations then due.

(l)            Exculpation of Liability.  Nothing herein contained shall be construed to constitute the Buyer as any agent of Seller for any purpose whatsoever, nor shall the Buyer be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof.  The Buyer, whether by anything herein or in any assignment or otherwise, shall not assume any of the Seller’s obligations under any contract or agreement assigned to the Buyer, and the Buyer shall not be responsible in any way for the performance by Seller of any of the terms and conditions thereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1  Representations and Warranties of Seller. The Seller hereby represents and warrants to the Buyer on the date hereof and on the Closing Date that:

(a)           Existence and Power. The Seller is a corporation, duly organized, validly existing and in good standing under the laws of the state set forth after its name in the preamble to this Agreement, and are duly qualified to do business and are in good standing as a foreign entity, and have and hold all organizational power, and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold is not reasonably likely to have a Material Adverse Effect.

(b)           Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by the Seller  of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, and the Seller’s use of the proceeds of the Purchase made from it hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Seller is a party has been duly executed and delivered by the Seller.

(c)           No Conflict. The execution and delivery by the Seller  of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree applicable to it, and do not result in the creation or imposition of any Adverse Claim on assets of the Seller or its Subsidiaries (except as created hereunder)except, in any case, where such contravention or violation is not reasonably likely to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d)           Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Seller of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e)           Actions, Suits. There are no actions, suits or proceedings pending, or to the best of the Seller’s knowledge, threatened, before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect, except as previously disclosed or for which reserves in reasonable amounts have been established. The Seller is a not in default with respect to any order of any court, arbitrator or governmental body.

(f)            Binding Effect. This Agreement and each other Transaction Document to which the Seller is a  party  constitute the legal, valid and binding obligations of the Seller and, with respect to Article VII of this Agreement, enforceable against the Seller  (as applicable)in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)           Accuracy of Information. All written information heretofore furnished by the Seller or any of its Affiliates to the Buyer for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Seller or any of its Affiliates to the Buyer, as of the date thereof, does not and will not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein, in light the circumstances under which they were made, not misleading.

(h)           Use of Proceeds. No payment made to Seller hereunder will be used for a purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(i)            Good Title. Each Receivable which is sold to the Buyer hereunder shall be owned by the Seller, free and clear of any Adverse Claim, except as provided herein or except as may be granted by the Buyer. Whenever the Buyer makes a purchase hereunder, it shall have acquired and shall continue to have maintained a valid ownership interest (free and clear of any Adverse Claim) in the respective Seller’s entire right, title and interest in and to each Receivable and the Related Security with respect thereto. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions to perfect the Buyer’s ownership interest in such Receivables and the Related Security to the extent such interest can be perfected by filing a financing statement under the UCC.

(j)            Places of Business and Locations of Collection Records. The principal places of business and chief executive office of the Seller and the offices where it keeps its Collection Records are located at the address(es) listed on Exhibit II or such other locations of which the Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed.

(k)           Collections. Seller has directed the Obligors to send all payments for the Receivables to the Buyer’s address as indicated in the Notice section of this Agreement, and Seller agrees to promptly and on demand endorse such checks and other payments in favor of Buyer, in the form requested by Buyer so that Buyer can deposit such Collections into Buyer’s bank account. The Seller irrevocably authorizes the Buyer at any time and from time to time in the sole discretion of the Buyer, and appoints the Buyer as its attorney(ies)-in-fact, to act on behalf of the Seller (i) endorse and pay over all checks and other forms of Collection payments to Buyer and to deposit such payments into Buyer’s bank account. This appointment is coupled with an interest.

(l)            Material Adverse Effect. Since September 30, 2002, no event has occurred that would have a Material Adverse Effect with respect to Seller.

(m)          Names. In the 5 years ending on the date of this Agreement, Seller has not used any corporate name in which a financing statement naming the Seller (or any entity which has merged with and into the Seller)as a debtor may be properly recorded and effective to grant a security interest under the UCC as in effect in any applicable jurisdiction other than (i) the name in which it has executed this Agreement, and (ii) as listed on Exhibit II.

(n)           Not a Holding Company or an Investment Company. The Seller is not a “holding company” or a “subsidiary holding company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. The Seller is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(o)           Compliance with Law. Each Receivable together with the Invoice related thereto, does not violate any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), except where such violation is not reasonably likely to have a Material Adverse Effect.

(p)           Compliance with Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy with regard to each Receivable originated by it and the related Contract, and has not made any change since the Closing Date to such Credit and Collection Policy, except such material change as to which the Buyer has been notified and has consented, as required, in accordance with Section 4.1 (a)(vi).

(q)           Payments to the Seller. With respect to each Receivable the Purchase Price and the Collection Fees received by the Seller constitutes fair and reasonably equivalent value in consideration therefor.

(r)            Enforceability of Receivables. Each Receivable is a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and accrued Finance Charges (if any) thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(s)           Eligible Receivables. Each Receivable was an Eligible Receivable on the date of its acquisition by the Buyer hereunder.

(t)            Accounting. The manner in which the Seller accounts for the transactions contemplated by this Agreement does not jeopardize the characterization of the transactions contemplated herein as being true sales.

(u)           Environmental Condition. None of Seller’s or any of its Affiliates’ properties or assets has ever been used by Seller or any Subsidiary or, to the best of Seller’s knowledge, by previous owners or operators, in the  disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Seller’s knowledge, none of Seller’s properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Seller or any Subsidiary; and neither Seller nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency, or any other federal, state or other governmental agency concerning any action or omission by Seller or any Subsidiary resulting in the release or other disposition of hazardous waste or hazardous substances into the environment.

(v)           Taxes.  Seller and each Subsidiary have each filed or caused to be filed all tax returns required to be filed on timely basis, and has paid, or has made adequate provision for the payment of, all taxes reflected therein, except those being contested in good faith by proper proceedings with adequate reserves under GAAP.

ARTICLE III

CONDITIONS OF PURCHASE

Section 3.1      Conditions Precedent to Purchase. The Purchase from Seller under this Agreement is subject to the conditions precedent that the Buyer shall have received on or before the date thereof the documents listed on Schedule A.

Notwithstanding the foregoing conditions precedent, and subject to the Seller’s receipt of payment of the Purchase Price for any Receivable, all of the Seller’s right, title and interest in and under such  Receivable and the Related Security with respect thereto shall vest in the Buyer, whether or not the conditions precedent to the Buyer’s obligation to pay for such Receivable were in fact satisfied. The failure of the Seller to satisfy any of the foregoing conditions precedent may, however, give rise to a claim for indemnity under Article VI of this Agreement.

ARTICLE IV

COVENANTS

Section 4.1      Affirmative Covenants of Seller. Until the date on which this Agreement terminates in accordance with its terms, the Seller hereby covenants as set forth below:

(a)           Financial Reporting. The Seller will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to the Buyer:

(i)      Annual Reporting. Promptly upon the filing thereof, and within 90 days after the close of each of Parent’s fiscal years, audited, unqualified consolidated financial statements (which shall include balance sheets, statements of earnings and stockholders’ equity and cash flows) for Parent and its consolidated Subsidiaries (which include the Seller) for such fiscal year, accompanied by an opinion of independent public accountants of recognized national or regional standing.

(ii)     Monthly Reporting. Promptly upon the filing thereof, and within 30 days after the close of the first three (3) quarterly periods of Parent’s fiscal years, consolidated balance sheets of Parent and its consolidated Subsidiaries (including the Seller) as at the close of each such period and consolidated statements of earnings and stockholders’ equity and cash flows for Parent and its consolidated Subsidiaries for the period from the beginning of such fiscal year to the end of such quarter, all certified by a Responsible Financial Officer of Parent.

(iii)    Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by an Authorized Officer of Parent and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv)    Shareholders’ Statements and Reports. Promptly upon the furnishing thereof generally to the shareholders of Parent, copies of all financial statements, reports and proxy statements so furnished.

(v)     S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements (other than registration statements on Forms S-8 or S-3 covering benefit or compensation plans, stock purchase or dividend repurchase plans, or for purposes of resales of securities by holders) and annual, quarterly or other periodic reports which Parent or any of its Subsidiaries files with the Securities and Exchange Commission.

(vi)    Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables originated by the Seller or the condition or operations, financial or otherwise, of the Seller as the Buyer may from time to time reasonably request in order to protect the interests of the Buyer under or as contemplated by this Agreement; provided, however, that the Buyer shall keep all such information which is not otherwise in the public domain confidential and require a confidentiality agreement from any third party that may properly request such information.

(b)           Notices. The Seller will notify the Buyer in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i)      Event of Defaults or Unmatured Event of Defaults. The occurrence of each Event of Default and each Unmatured Event of Default, by a statement of an Authorized Officer of the Seller.

(ii)     Material Adverse Effect. The occurrence of any event or condition that has had, or is reasonably likely to have, a Material Adverse Effect.

(iii)    ERISA Events. The occurrence of any ERISA Event.

(c)           Compliance with Laws and Preservation of Existence. Such Seller will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply is not reasonably likely to have a Material Adverse Effect. The Seller will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so qualify or remain in good standing is not reasonably likely to have a Material Adverse Effect.

(d)           Audits. The Seller will furnish to the Buyer from time to time such information with respect to it and the Receivables sold by it as the Buyer may reasonably request; provided, however, that prior to receipt of such information, Buyer shall deliver to Seller a signed nondisclosure agreement in a form reasonably satisfactory to Seller and Buyer shall require any third party, to the extent allowed by law, to sign a similar nondisclosure agreement in a form reasonably acceptable to Seller with respect to any information about Seller or the Receivables. The Seller will, from time to time during regular business hours as requested by the Buyer upon not less than two (2) Business Days’ prior written notice unless a Event of Default has occurred, permit the Buyer or their respective agents or representatives: (i) to examine and make copies of and abstracts from all Other Records in the possession or under the control of the Seller relating to the Receivables and the Related Security, including, without limitation, the related Contracts to the extent permitted by Section 1.5, and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i) above, and to discuss, on a confidential basis, matters relating to the Seller’s financial condition or the Receivables and the Related Security or the Seller’s performance under any of the Transaction Documents or the Seller’s performance under the Contracts and, in each case, with any of the officers or employees of such Seller having knowledge of such matters.

(e)           Keeping and Marking of Records and Books.

(i)      The Seller will maintain administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of all Collections of and adjustments to each existing Receivable). Such Seller will give the Buyer notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii)     The Seller will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend or code describing the Buyer’s ownership interests in the Receivables and (B) upon the request of the Buyer following the occurrence of a Event of Default, mark each Invoice applicable to any Receivable sold by the Seller to the Buyer hereunder with a legend or code describing the Buyer’s ownership thereof.

(f)            Compliance with Contracts and Credit and Collection Policy. The Seller will timely (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables originated by it, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each such Receivable and the related Contract.

(g)           Ownership. The Seller will take all necessary action to establish and maintain, irrevocably, the Buyer’s right, title and interest in and to the Receivables, and to keep the Receivables and  associated Related Security and Collateral, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of the Buyer (including, without limitation, the filing of all financing  statements, continuation statements and/or financing statement amendments necessary under the UCC of all appropriate jurisdictions to perfect the Buyer’s interest in such Receivables and Related Security and Collateral to the extent such interest can be perfected by filing any of the foregoing under the UCC and such other action to perfect, protect or more fully evidence the interest of the Buyer as the Buyer may reasonably request).

(h)           Taxes. To the extent not handled by Parent, the Seller will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Seller will pay when due any taxes payable in connection with the Receivables originated by it, exclusive of taxes on or measured by income or gross receipts of the Buyer and its assigns.

(i)            Inventory. The Seller shall not store the Inventory with a bailee, warehouseman, or similar party unless Seller has received a pledge of any warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Seller may approve in writing, Seller shall keep the Inventory only its current location and such other locations of which Seller gives Seller prior written notice and as to which Seller signs and files a financing statement where needed to perfect Seller’s security interest.

(j)            Execution of Supplemental Instruments.  Execute and deliver to the Seller from time to time, upon demand, such supplemental  agreements, statements, assignments and transfers, or instructions or documents relating to the Receivables and the Collateral, and such other instruments as the Seller may request, in order that the full intent of this Agreement may be carried into effect, including, without limitation, control agreements with Seller’s banks with respect to perfecting Seller’s first lien security interest in Seller’s deposit accounts, sinking fund account, and other bank accounts

(k)           If there is an Event of Default under this Agreement, upon written request by Buyer, the Seller shall directed all Obligors on the Receivables existing on or after the date hereof to make payments thereon directly to a Collection Account or Lock-Box of the Buyer which is listed on Exhibit III hereto as the same may be amended from time to time by the Buyer.

Section 4.2  Negative Covenants of Seller. Until the date on which  this Agreement terminates in accordance with its terms, the Seller hereby covenants that:

(a)           Name Change, Offices and Collection Records. The Seller  will not (i) change its state of organization, (ii) change its legal name, or (iii) change its identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC), (iv) relocate its chief executive office (so long as its chief executive office determines the place of perfection of the Buyer’s ownership interest in the Receivables), or (v) relocate any office where Collection Records are kept by or on behalf of the Seller unless, in each of the foregoing cases, it shall have: (A) given the Buyer at least 30 days’ prior written notice thereof and (B) delivered to the Buyer all financing statements, instruments and other documents requested by the Buyer in connection with such change or relocation.

(b)           Change in Payment Instructions to Obligors. The Seller will not direct any Obligor on the Receivables sold by it to the Buyer hereunder to make payments to any location other than to one of the Buyer’s Lock-Boxes or Collection Accounts listed on Exhibit III hereto as the same may be amended from time to time by the Buyer upon not less than 30 days’ prior written notice to the Seller.

(c)           Modifications to Credit and Collection Policy. Seller will not, and will not make any material change to the Credit and Collection Policy that would materially decrease the collectibility of the Receivables generally.

(d)           Sales, Liens. The Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable or the Related Security, or upon or with respect to any Contract under which any Receivable arises, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Buyer provided for herein), and the Seller will defend the right, title and interest of the Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Seller.

(e)           Accounting for Purchases. The Seller will not account for the transactions contemplated hereby in any manner other than the sale for financial accounting purposes by the Seller to the Buyer of the Receivables sold and transferred by the Seller herein, together with the associated Related Security, except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

ARTICLE V

EVENT OF DEFAULTS

Section 5.1  Event of Defaults. The occurrence of any one or more of the following events shall constitute a Event of Default:

(a)           The Seller shall fail to make any payment required hereunder when due, or to perform or observe any term, covenant or agreement hereunder or under any other Transaction Document to which it is a party and such failure shall continue for 20 days after written notice of such failure is given.

(b)           The Seller fails to perform or observe in any material respect, within 15 days after written notice thereof, any other material term, covenant or agreement contained in this Agreement or any Transaction Document on its part to be performed or observed;

(c)           the Buyer shall fail to have a valid and enforceable first priority, perfected (i)ownership interest in, or (ii) security interest in, each Receivable and the associated Related Security, and in the Collateral, in each case free and clear of any Adverse Claim;

(d)           there shall have occurred any event not otherwise covered by this  definition which has or will have a Material Adverse Effect.

(e)           Any representation, warranty, certification or statement made by the Seller in this Agreement, any other Transaction Document to which it is a party, or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; provided that the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold.

(f)            Failure of Seller to pay any Indebtedness when due in excess of $50,000 (“Material Debt”); or the default by Seller in the performance of any term, provision or condition contained in any agreement under which any Material Debt was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Material Debt to cause, such Indebtedness to become due prior to its stated maturity; or any Material Debt of Seller shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(g)           (i)  Seller or any of its Material Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against Seller or any of its Material Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) Seller or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth in the foregoing clauses (i) or (ii) of this subsection (g).

(h)           A Change of Control shall occur.

(i)            One or more final judgments for the payment of money in an amount in excess of $50,000, individually or in the aggregate, shall be entered against Seller on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

(j)            The California Franchise Tax Board or Internal Revenue Service shall file any notice of lien on any of the Receivables or the Related Security.

(k)           The Seller shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

(l)            any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest; or

(m)          any material provision of this Agreement  shall, for any reason, cease to be valid and binding on the Seller, or the Seller shall so claim in writing to Buyer.

(n)           If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of Seller  or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Buyer’s security interests in the Collateral; provided, however, that Seller shall have ten Business Days from notice of default to cure any such change or impairment that is capable of cure before an Event of Default shall be deemed to have occurred under this Section.

(o)           If any material portion of Seller’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes  into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Seller is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of  or Seller’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of  or Seller’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after the applicable or Seller receives notice thereof, provided that none of the foregoing shall constitute an Event of  Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Seller , as applicable;

(p)           If any proceeding is filed or commenced by or against Seller or Seller’s Subsidiaries or Seller’s or any of its Subsidiaries dissolution or liquidation.

(q)           There shall have occurred an Event of Default under any loan or other agreement between Buyer and Seller.

Section 5.2  Remedies.

(a)           Upon the occurrence and during the continuation of an Event of Default, the Buyer may take any of the following actions: to the fullest extent permitted by applicable law, declare that the Default Rate shall accrue with respect to any amounts then due and owing by the Seller to the Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of the Buyer otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, the following:

(i)            Exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally (all without notice to or consent by the Seller except as such notice or consent as expressly provided for hereunder or required by applicable law), including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process;

(ii)           Buyer may enter any of any Seller’s premises or other premises without legal process and without incurring liability to any Seller therefor, and the Buyer may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as the Buyer may deem advisable and the Buyer may require the Seller to make the Collateral available to the Buyer at a convenient place;

(iii)          With or without having the Collateral at the time or place of sale, the Buyer may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as the Buyer may elect.  Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Buyer shall give the Seller reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to the Seller at least five (5) days prior to such sale or sales is reasonable notification.  At any public sale, the Buyer may credit bid for and become the purchaser, and the Buyer or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by the Seller.  The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys’ fees and expenses incurred by the Buyer for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations and any fees payable under this Agreement; and, third, to the principal of the Obligations.  If any deficiency shall arise, the Seller shall remain liable to the Buyer therefor and immediately pay such deficiency upon demand;

(iv)          During the continuance of an Event of Default, the Buyer may appoint, remove and reappoint any person or persons, including any employee or agent of the Buyer to be a receiver (the “Receiver”) which term shall include a receiver and manager of, or agent for, all or any part of the Collateral.  Any such Receiver shall, as far as concerns responsibility for his acts, be deemed to be the agent of the Seller and not of the Buyer, and the Buyer shall not in any way be responsible for any misconduct, negligence or non-feasance of such Receiver, its employees or agents.  Except as otherwise directed by the Buyer, all money received by such Receiver shall be received in trust for and paid to the Buyer.  Such Receiver shall have all of the powers and rights of the Buyer described in this Section.  The Buyer may, either directly or through its agents or nominees, exercise any or all powers and right of a Receiver; and

(v)           Buyer shall have a non-exclusive, royalty-free license to use the Intellectual Property Collateral to the extent reasonably necessary to permit Buyer to exercise its rights and remedies upon the occurrence and continuance of an Event of Default.

(b) Buyer’s Discretion.  The Buyer shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies the Buyer may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of the Buyer’s rights hereunder.

(c) Setoff.  In addition to any other rights which the Buyer may have under applicable law, upon the occurrence of an Event of Default hereunder, the Buyer shall have a right to apply any Seller’s property held by the Buyer to reduce the Obligations.

(d) Rights and Remedies not Exclusive.  The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

ARTICLE VI

INDEMNIFICATION

Section 6.1  Indemnities, by Seller. Without limiting any other rights that the Buyer may have hereunder or under applicable law, the Seller hereby agrees to indemnify (and pay upon demand to) the Buyer and its assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against and actually paid or actually incurred by any of them arising out of or as a result of this Agreement or the purchase, either directly or indirectly, by the Buyer of any interest in the Receivables, excluding, however:

(a)           Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification; or

(b)           taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income or gross receipts of such Indemnified Party; provided, however, that nothing contained in this sentence shall limit the liability of the Seller or limit the recourse of the Buyer to such Seller for amounts otherwise specifically provided to be paid by such Seller under the terms of this Agreement.

Without limiting the generality of the foregoing indemnification, but subject in each case to clauses (a)and (b) above, the Seller shall indemnify the Buyer for Indemnified Amounts relating to or resulting from:

(i)            any representation or warranty made by the Seller(or any officers of the Seller) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by the Seller pursuant hereto or thereto;

(ii)           the failure by the Seller, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto or any Collateral, or the nonconformity of any Receivable or Contract included therein or any Collateral with any such applicable law, rule or regulation or any failure of the Seller to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii)          any failure of the Seller to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv)          any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with goods or services that are the subject of any Contract or any Receivable or Collateral;

(v)           any dispute, claim, offset or defense (including a  discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or service related to such Receivable or the furnishing or failure to furnish such goods or services;

(vi)          any Collections received, directly or indirectly by the Seller (or its agent) which are not promptly remitted to Buyer;

(vii)         any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the Seller’s use of the proceeds of the Purchase from it hereunder, the ownership of the Receivables originated by the Seller or any other investigation, litigation or proceeding relating to the Seller in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii)        any inability to litigate any claim against any Obligor in respect of any Receivable reflected in any Purchase Report as being an Eligible Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix)           any Event of Default described in Section 5.1(d);

(x)            any failure to vest and maintain vested in the Buyer, or to transfer to the Buyer, ownership of the Receivables originated by the Seller and purported to be conveyed to the Buyer hereunder, together with the associated Related Security, in each case, free and clear of any Adverse Claim;

(xi)           the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction with respect to any Receivable and the Related Security with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase from the Seller hereunder or at any subsequent time;

(xii)          any action or omission by the Seller which impairs the rights of the Buyer with respect to any Receivable or  reduces the value of any such Receivable (for any reason other than the application of Collections thereto); and

(xiii)         the failure of any Receivable to be an Eligible Receivable at the time acquired by the Buyer.

Section 6.2  Other Costs and Expenses. The Seller shall pay to the Buyer on demand all reasonable costs and out-of-pocket expenses actually incurred in connection with the preparation, execution and delivery of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. In addition to the foregoing, the Seller shall pay, on demand, any and all reasonable costs and expenses, including reasonable counsel fees and expenses, actually incurred by the Buyer in connection with (i) any amendment to or waiver of this Agreement, and/or (ii) the enforcement of this Agreement and the other documents delivered hereunder following a Event of Default.

ARTICLE VII

MISCELLANEOUS

Section 7.1  Waivers and Amendments.

(a)           No failure or delay on the part of the Buyer  in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.   Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)           No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by the Seller and the Buyer.

Section 7.2  Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 7.2.

Section 7.3  Protection of Ownership Interests of the Buyer.

(a)           The Seller agrees that from time to time, at  its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Buyer may request, to perfect, protect or more fully evidence the interest of the Buyer hereunder, or to enable the Buyer to exercise and enforce their rights and remedies hereunder. At any time following a Event of Default, the Buyer may, at the Seller’s sole cost and expense, direct the Seller to notify the Obligors of Receivables of the ownership interests of the Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Buyer’s designee.

(b)           If Seller fails to perform any of its obligations hereunder, the Buyer may (but shall not be required to) perform, or cause performance of, such obligations, and the Buyer’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by the Seller as provided in Section 6.2. The Seller irrevocably authorizes the Buyer at any time and from time to time in the sole discretion of the Buyer, and appoints the Buyer as its attorney(ies)-in-fact, to act on behalf of the Seller (i) to execute on behalf of the Seller as debtor, in the event the Seller fails to timely execute, and to file financing statements necessary in the Buyer’s reasonable opinion to perfect and to maintain the perfection and priority of the interest in the Receivables and (ii) in the event the Seller fails to deliver any financing statement requested pursuant to the preceding clause (i), to file a carbon photographic or other reproduction of this Agreement or any financing statement with respect to receivables as a financing statement in such offices as the Buyer in its sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the Buyer’s interest in the Receivables. This appointment is coupled with an interest and is able.

Section 7.4  CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF CALIFORNIA.

Section 7.5  CONSENT TO JURISDICTION. SELLER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR CALIFORNIA STATE COURT SITTING IN ORANGE COUNTY, CALIFORNIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SELLER PURSUANT TO THIS AGREEMENT AND SELLER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST SELLER IN THE COURTS OF ANY OTHER JURISDICTION.

Section 7.6  WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED  APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY SELLER PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 7.7  Integration; Binding Effect; Survival of Terms.

(a)           The Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the sale and collection of the Receivables and Related Security and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings with respect to the sale and collection of the Receivables and Related Security.

(b)           Nothing contained herein or in any other Transaction Document shall be deemed to prohibit or limit any merger or consolidation of Seller with another Seller so long as any necessary financing statements are filed, promptly after the effectiveness of such merger or consolidation, under the UCC in all jurisdictions necessary to make the representations and warranties contained in this Agreement true and correct after giving effect to such merger or consolidation. This Agreement shall be binding upon and inure to the benefit of the Seller, the Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). No Seller may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Buyer; provided, however, that no consent of the Buyer shall be required in connection with an assignment by operation of law to the surviving Seller in a merger or consolidation described in the first sentence of this Section 8.9(b). The Buyer may pledge or assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of Seller. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the  rights and remedies with respect to (i) any breach of any representation and warranty made by Seller pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii) Section 8.4 shall be continuing and shall survive any assignment or termination of this Agreement.

Section 7.8 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by facsimile (and each party agrees to deliver original signature pages to each other within 2 days of the Closing Date) by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 7.9   Attachment.  The security interest created hereby is intended to attach when this Agreement is executed by the Seller and delivered to the Buyer.

Section 7.10 Representations Regarding Usury.  Buyer and Seller represent and warrant that the officers, directors, controlling persons or managers of Buyer and Seller, respectively, have a preexisting personal or business relationship with the officers, directors, controlling persons or managers of the other party and that each has the capacity to protect its own interests in connection with this Agreement.  Seller further represents and warrants, that the Obligations evidenced by this Agreement are not guaranteed by an individual, a revocable trust having one or more individuals as trustors, or partnership in which, at the time of this Agreement, one or more individuals are general partners.

7.11 Confidentiality. The Buyer (and, accordingly, each of its assigns) shall maintain, and shall cause each of its employees, officers and agents to maintain, the confidentiality of any information obtained by it regarding the Seller and in respect of the Receivables (including, without limitation, credit losses and delinquency levels) and any other proprietary or confidential information with respect to the Obligors, the Receivables, and the Seller in communications with third parties; provided, however, such information may be disclosed to third parties to the extent such disclosure is (i) required to comply with any applicable law (including federal and state securities laws) or order of any judicial or administrative proceeding, or (ii) required in response to any summons or subpoena or in connection with any litigation.

(Signature pages follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof in Anaheim, California.

Odetics, Inc., a Delaware corporation

	By:	/s/ GREGORY A. MINER
	Name:	Gregory A. Miner
	Title:	CEO

Address: Odetics, Inc.
1515 S. Manchester Avenue
Anaheim, CA 92802
Attention: Chief Financial Officer
Telecopier: (714) 780-7857

TECHNOLOGY LENDING PARTNERS, LLC, a California limited liability company

By:	/s/ JOEL SLUTZKY
Name:	Joel Slutzky, Manager

Address:  Technology Lending Partners, LLC

424 Via Lido Nord
Newport Beach, CA 92663
Attention: Joel Slutzky
Telecopier: (949) 673-5224

Exhibit I

Definitions

This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof).

“Accounts” means all of the Seller’s now owned or hereafter acquired right, title, and interest with respect to “accounts” (as that term is defined in the California Uniform Commercial Code), and any and all supporting obligations in respect thereof.  Without limiting the generality of the foregoing, the term “Accounts” shall further include all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Seller arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Seller, whether or not earned by performance.

“Accrued Interest” means the interest accruing under Section 1.2(d).

“Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

“Affiliate” of any Person shall mean any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members

“Agreement” means the Receivables Purchase Agreement, dated as of October 18, 2002, among Seller and the Buyer, as the same may be amended, restated or otherwise modified.

“Business Day” means any day on which banks are not authorized or required to close in California.

“Buyer” has the meaning set forth in the preamble to the Agreement.

“Calculation Period” means each fiscal month of the Buyer or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the Purchases hereunder and the final Calculation Period shall terminate on the Termination Date. For purposes of the use of this term in other definitions in Exhibit I to this Agreement, Calculation Periods occurring prior to the date of the Purchases hereunder shall mean a fiscal month of the Buyer.

“Change of Control” means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of Parent, or Parent ceases to own, directly or indirectly, all of the outstanding shares of voting stock of the Seller.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem,

value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign, upon the Seller or any of its Affiliates.

“Collateral” means all of the Seller’s property, whether now owned or hereafter acquired or arising and wherever located, including, without limitation, the following types or items of property:

i.                       Accounts;

ii.                    Chattel Paper;

iii.                 Contracts;

iv.                Investment Property;

v.                   Inventory;

vi.                Equipment;

vii.             General Intangibles and Intellectual Property Collateral;

viii.          Goods;

ix.                  Instruments and letters of credit;

x.                     Deposit Accounts;

xi.                  money, cash or cash equivalents;

xii.               money, cash, cash equivalents and other assets of Seller that now or hereafter come into the possession, custody, or control of any member of the Seller; and

(m) to the extent not otherwise included, all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing, and any and all Accounts, Investment Property, Inventory, Equipment, General Intangibles, money or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

“Collection Accounts” means those accounts shown on Exhibit III, as the same may be amended from time to time by the Buyer in accordance with the terms hereof.

“Collection Records” means, with respect to any Receivable, all Invoices and all other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to amounts paid on or owing in respect of such Receivable.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

“Collection Fee” means the fee charged by Seller to advance the Purchase Price and to collect the Receivables, which fee shall equal five percent (5%) of the Original Balance.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

“Contract” means, with respect to any Receivable, any and all instruments and agreements, if any, pursuant to which such Receivable arises but excluding any Invoice.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Credit and Collection Policy” means the Seller’s credit and collection policies and practices relating to Contracts and Receivables existing on and as administered historically prior to the date hereof and summarized in Exhibit V, as modified from time to time in accordance with the Agreement.

“Default Rate” means a per annum rate of interest equal to 15% per annum; provided, however, that such Default Rate shall not at any time exceed the maximum rate permitted by applicable law.

“Defaulted Receivable” means a Receivable: (i) as to which the Obligor thereof has suffered an Event of Bankruptcy; (ii) which, consistent with the Credit and Collection Policy, would be written off Seller’s books as uncollectible; or (iii) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 31-60 days from the original due date for such payment.

“Eligible Receivable” means, at any time, a Receivable:

(i)            the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision of the United States and has its chief executive office in the United States; (b) is not an Affiliate of any of the parties hereto; and (c) is not a government or a governmental subdivision or agency,

(ii)           which is not a Defaulted Receivable,

(iii)          which was not a Delinquent Receivable on the Closing Date.

(iv)          which (A) by its terms is due and payable within 30 days of the original billing date therefor, and  (B) has not had its payment terms extended more than once.

(v)           which is an “account,” a “general intangible” or “chattel paper” within the meaning of Article 9 of the UCC in the applicable jurisdiction, and is not evidenced by an “instrument” within the meaning of Article 9 of the UCC,

(vi)          which is denominated and payable only in United States Dollars in the United States,

(vii)         which is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms,

(viii)        which (A) does not require the Obligor’s consent to the transfer, sale, pledge or assignment of the rights of the Seller under the applicable Contract or Invoice and (B) does not contain a confidentiality provision that purports to restrict the ability of the Buyer to exercise its rights under this Agreement, including, without limitation, its right to review the Contract or Invoice applicable thereto,

(ix)           which represents an obligation to pay a specified sum of money, contingent only upon (A) the sale of goods or the provision of services by the applicable Seller (which sale has been consummated or services have been performed), and (B) satisfaction by the Seller of any applicable warranty claims which have not yet been made or asserted,

(x)            which does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy),

(xi)           which satisfies all applicable requirements of the applicable Credit and Collection Policy,

(xii)          which was generated in the ordinary course of the applicable Seller’s business,

(xiii)         which arises solely from the sale (and not the lease) of goods or the provision of services to the related Obligor by the applicable Seller or a predecessor to the Seller, and not by any other Person(in whole or in part),

(xiv)        which is not the subject of, to the Seller’s knowledge, any dispute, counterclaim, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Seller or any other Adverse Claim, and the Obligor thereon holds no right as against such Seller to cause the Seller to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with  respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected, and provided, further, that Receivables of any Obligor which has any accounts payable by    the Seller or by a wholly-owned Subsidiary of such Seller (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Buyer, that such Receivables shall not be subject to such offset,

(xv)         as to which the applicable Seller has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor, and

(xvi)        as to which each of the representations and warranties  contained in Sections 2.1(i), (1) and (s) is true and correct.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Seller within the meaning of Section 4 14(b)or (c) of the Code (and Sections 4 14(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Seller or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001 (a) (2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Seller or any ERISA Affiliate from a Multiemployer Plan or notification that a  Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 404 IA of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Tide IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Seller or any ERISA Affiliate.

“Event of Default” has the meaning set forth in Section 5.1 of the Agreement.

“Finance Charges” means, with respect to any Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Governmental Body” shall mean any nation or government, any state, province or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

“Closing Date” means the day that this Agreement is executed by all of the parties hereto as reflected on the signature page of this Agreement.

“Intellectual Property Collateral” means all of Seller’s right, title and interest in and to the following:

(a)               Copyrights, Trademarks, Patents, and Mask Works;

(b)              Any and all trade secrets, and any and all intellectual rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)               Any and all design rights which may be available to Seller now or hereafter existing, created, acquired or held;

(d)              Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e)               All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f)                 All amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents or Mask Works; and

(g)              All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Invoice” means any paper or electronic invoice evidencing any Receivable.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

“Lock-Boxes” means those lock-boxes shown on Exhibit III, as the same may  be amended from time to time by the Buyer in accordance with the terms hereof.

“Mask Works” means all mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired.

“Material Adverse Effect” means a material adverse effect on (i) the financial condition or results of operations of Parent and its Subsidiaries, considered as a whole, (ii) the ability of Seller to perform its obligations under this Agreement or any other Transaction Document to which such Seller is a party, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document to which the Seller is a party, (iv) Seller’s, the Buyer’s interest in the Receivables generally or in any significant portion of the Receivables or the Related Security with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

“Material Subsidiary” means, as of the date of any determination thereof, any Subsidiary that either: (a) owns assets having a book value equal to or greater than 5% of the consolidated total assets shown on the consolidated balance sheet of Parent and its consolidated subsidiaries, or (b) had net income for any prior period of four consecutive fiscal quarters equal to or greater than 5% of the Parent’s and its consolidated subsidiaries consolidated net income shown on the statements of earnings for the same four fiscal quarter period.

“Monthly Reporting Date” means the 10th business day of each calendar month hereafter (or if any such day is not a Business Day, the next succeeding Business Day thereafter).

“Multiemployer Plan” means a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA, to which Seller or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

“Obligor” means a Person obligated to make payments on a Receivable.

“Obligations” shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Seller to the Buyer or to any other direct or indirect subsidiary or affiliate of the Buyer of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Seller, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, (including, without limitation, this Agreement) whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Buyer’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of the Seller’s obligations under Section 1.2(e) and Section 1.3 of this Agreement to purchase certain Receivables from Buyer, and/or liabilities under this Agreement, or under any other agreement between the Buyer and the Seller and any amendments, extensions, renewals or increases and all costs and expenses of the Buyer incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of the Seller to the Buyer to perform acts or refrain from taking any action.

“Organizational Documents” means, for any Person, the documents for its formation and organization, which, for example, (a) for a corporation are its corporate charter and bylaws, (b) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (c) for a limited liability company are its certificate of formation or organization and its operating agreement, regulations or the like and (d) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created.

“Original Balance” means $584,592.50 which is the sum of the outstanding balance of the Receivables owed to Seller as of the Closing Date.

“Seller” has the meaning set forth in the preamble to the Agreement.

“Other Records” means, with respect to any Receivable: (a) all Contracts and (b) all other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to the creditworthiness of any Obligor in respect thereof.

“Outstanding Balance” of any Receivable at any time means then outstanding principal balance thereof.

“Patents” means all patents, patent applications and like protections, including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Parent” means Odetics, Inc., a Delaware corporation, and its successors.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Seller sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which Seller or any of its ERISA Affiliates sponsors or maintains or to which Seller or any of its ERISA Affiliates makes, is making, or is obligated to make contributions and includes any Pension Plan, other than a Plan maintained outside the United States primarily for the benefit of Persons who are not U.S. residents.

“Purchase” means the purchase by the Buyer from Seller pursuant to Section 1.1(a) of the Agreement of the Receivables originated by the Seller and the Related Security related thereto, together with all related rights in connection therewith.

“Purchase Price” means, with respect to the Purchase from the Seller, the aggregate price to be paid by the Buyer to the Seller for the Purchase in accordance with Section 1.2 of the Agreement, which price is further described in Exhibit VI.

“Receivables” means the indebtedness and other obligations owed to Seller as of the date of this Agreement as described in the attached Schedule I which schedule reflects a copy of each invoice and the balance owed by the customer with respect to such invoices, together with the obligation, if any, to pay any Finance Charges with respect thereto and all proceeds thereof. The individual invoices and any amounts owed with respect to a particular invoice may be referred to in this Agreement as a “Receivable” and all of the invoices collectively as the “Receivables.” For purposes of this Agreement, indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless or whether the account debtor or the Seller treats such indebtedness, rights or obligations as a separate payment obligation.

“Related Security” means, with respect to any Receivable:

(i)      all of the applicable Seller’s interest, if any, in the goods (including returned or repossessed goods), the sale of which by the Seller gave rise to such Receivable,

(ii)     all other security interests or liens and property  subject thereto from time to time, if any, purporting to secure payment of such Receivable, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii)    all guaranties, letters of credit, credit insurance and other agreements or arrangements of whatever character from time to time supporting payment of such Receivable,

(iv)    all service contracts and agreements, if any, associated with such Receivable,

(v)     all Collections, and

(vi)    all other proceeds and insurance proceeds of any of the foregoing or of any Receivable.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder.

“Responsible Financial Officer” means chief financial officer.

“Subsidiary” shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Taxes” means all taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges of any nature imposed by any Governmental Body (including income, capital (including large corporations), withholding, consumption, sales, use, transfer, goods and services or other value-added, excise, customs, anti-dumping, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and charges) together with all fines, interest, penalties on or in respect of, or in lieu of or for non-collection of, those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges (excluding taxes imposed on the net income or capital of the Seller); excluding, however, the following:  taxes imposed on the net income or capital of the Seller by the jurisdiction under the laws of which the Seller is organized or is resident or carrying on business or any political subdivision thereof and taxes imposed on its net income or capital by the jurisdiction the Seller’s applicable lending office or any political subdivision thereof

“Transaction Documents” means, collectively, this Agreement and all exhibits and schedules relating thereto.

“Uniform Commercial Code”  means the California Uniform Commercial Code in effect from time to time.

“Uniform Commercial Code Terms.” All terms used herein and defined in the Uniform Commercial Code as in effect from time to time in the State of California shall have the meaning given therein unless otherwise defined herein.

“Unmatured Event of Default” means an event which, with the passage of time or the giving of notice, or both, would constitute a Event of Default.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the Uniform Commercial Code in the State of CALIFORNIA, and not specifically defined herein, are used herein as defined in such

Article 9.

Exhibit II

Places of Business; Locations of Collection Records

Places of Business and Location of Collection Records:

Odetics, Inc.

1515 S. Manchester Avenue
Anaheim, CA 92802
Attention: Chief Financial Officer
Telecopier: (714) 780-7857

Legal, Trade and Assumed Names: Zyfer, Inc.

EXHIBIT III

Lock-Boxes and Collection Accounts

LOCK-BOX: none at this time.

BUYER’S COLLECTION ACCOUNT:

Bank: City National Bank

Account No. 402 136 685

ABA No.

The foregoing may be changed by the Buyer at any time upon 15 days prior written notice to the Seller.

Exhibit IV

Form of Compliance Certificate

This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement dated as of October 18, 2002, between Odetics, Inc. and TECHNOLOGY LENDING PARTNERS, LLC (as amended, restate or otherwise modified from time to time in accordance with the Transaction Documents, the “Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES:

1.         I am the duly elected                         and, accordingly, a Responsible Financial Officer, of Odetics, Inc., a Delaware corporation (the “Parent”).

2.         I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Parent and its Subsidiaries during the accounting period covered by the attached financial statements.

3.         The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Event of Default or an Unmatured Event of Default, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate.

4.         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Parent and its Subsidiaries have taken, is taking, or proposes to take with respect to each such condition or event: see below.

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this        day of October, 2002.

Name:
Title:

Exhibit V

Credit and Collection Policy

[see Schedule A]

Exhibit VI

Purchase Price

Aggregate Outstanding Balance of Receivables as of the date hereof:		$584,592.50

Less: Collection Fee(5%)		$29,229.62

Equals: Gross Purchase Price Payable:		$555,362.88

Less Discount: (20% of Outstanding Balance):	$	[116,918.50	]

Equals: Net Cash Purchase Price:		$438,444.38

Schedule A

DOCUMENTS TO BE DELIVERED TO BUYER

ON OR PRIOR TO THE CLOSING

1.                    Executed copies of the Receivables Purchase Agreement, duly executed by the parties thereto.

2.       Credit and Collection Policy: Seller intends to pursue prompt collection per its normal collection procedures and a written copy of such procedures is waived.

3.                    A certificate of the Seller’s Secretary certifying:

(a)       A copy of the Resolutions of the Board of Directors of such Seller, authorizing Seller’s execution, delivery and performance of the Receivables Purchase and Sale Agreement and the other documents to be delivered by it thereunder;

(b)      A copy of the Organizational Documents of the Seller (also certified, to the extent that such documents are filed with any governmental authority, by the Secretary of State of the jurisdiction of organization of the Seller on or within thirty (30) days prior to closing);

(c)       Good Standing Certificates for the Seller issued by the Secretaries of State of its state of incorporation and the State of CALIFORNIA; and

(d)      The names and signatures of the officers authorized on its behalf to execute the Receivables Purchase Agreement and any other documents to be delivered by it thereunder.

4.       Duly executed UCC financing statements, in form appropriate for filing in all jurisdictions as may be necessary or, in the opinion of the Buyer desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the transfer of the ownership interests contemplated by the Receivables Purchase Agreement.

6.       Duly executed UCC termination statements, in form suitable for filing, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts Related Security previously granted by the Seller.

7.       A Certificate of a Responsible Financial Officer of the Seller certifying that, as of the Closing date, no Event of Default or Unmatured Event of Default exists and is continuing.

8.       Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the Receivables Purchase Agreement.

SCHEDULE I

List of Receivables:

Zyfer, Inc. invoice number 140-945, 140 944, 140 936,140 938.

AMENDMENT NUMBER ONE TO

RECEIVABLES PURCHASE AGREEMENT

Dated as of November 27, 2002

among

Odetics, Inc.,

and

TECHNOLOGY LENDING PARTNERS, LLC,

as the Buyer

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AMENDMENT NUMBER ONE TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NUMBER ONE TO RECEIVABLES PURCHASE AGREEMENT (“Agreement”), dated as of November 27, 2002, is by and among Odetics, Inc., a Delaware corporation (“Seller”), and Technology Lending Partners, LLC, a California limited liability company (“Buyer”). This Agreement is intended to amend and modify the terms of that certain Receivables Purchase Agreement (“Original Agreement”) dated October 18, 2002 among Seller and Buyer as described herein. Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I of  the Original Agreement.

PRELIMINARY STATEMENTS

A. The parties hereto intend to amend the Original Agreement to provide for an additional purchase of specific accounts receivables (the “Receivables”), which are listed in Schedule I attached hereto, and that all transfers of such Receivables hereunder, be true sales to the Buyer by the Seller of the Receivables originated by it, providing the Buyer with the full benefits of ownership of such Receivables, and the Seller and the Buyer do not intend these transactions to be, or for any purpose to be characterized as loans from the Buyer to the Seller. Reference to “Receivables” in this Agreement shall mean the accounts receivable that are described in Schedule I attached hereto

B. The parties intend that the purchase of the Receivables herein shall be governed by all of  the terms and conditions of the Original Agreement except as specifically provided for herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.  Purchase of Receivables.

(a) Effective on the Closing Date, in consideration for the purchase price to be paid to the Seller and upon the terms and subject to the conditions set forth herein, the Seller does hereby sell, assign, transfer, set-over and otherwise convey to the Buyer, and the Buyer does hereby purchase from the Seller, all of the Seller’s right, title and interest in and to the Receivables, together, in each case, with all Related Security relating thereto. In accordance with the preceding sentence, on the Closing Date, the Buyer shall acquire all of the Seller’s right, title and interest in and to the Receivables, together with all of the Seller’s rights in and to all Related Security relating thereto. The Buyer shall be obligated to pay the purchase price for the Receivables purchased hereunder from the Seller in accordance with Section 2 herein.

(b) On each Monthly Reporting Date, the Buyer shall submit a report to Seller which reflects the details of the Collections relating to the Receivables received since the Closing Date.

(c) It is the intention of the parties hereto that the purchase of Receivables from Seller made hereunder shall constitute a sale, which sale is absolute and irrevocable and

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provides the Buyer with the full benefits of ownership of the Receivables originated by the Seller. The sale of Receivables hereunder by the Seller is made with recourse to Seller as described herein, and this sale does not constitute and is not intended to result in an assumption by the Buyer or any assignee thereof of any obligation of the Seller or any Person arising in connection with the Receivables, the related Contracts and /or other Related Security or any other obligations of the Seller. In view of the intention of the parties hereto that the purchase of Receivables hereunder shall constitute a sale of such Receivables rather than loans secured thereby, the Seller agrees that it will, on or prior to the date hereof and in accordance with Section 4.1 (e)(ii) of the Original Agreement, mark its master data processing records relating to the Receivables originated by it with a legend properly evidencing that the Buyer has purchased such Receivables as provided in this Agreement and to appropriately disclose in its financial statements that its Receivables have been sold to the Buyer. Upon the request of the Buyer, the Seller will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate perfect and maintain the perfection of the Buyer’s ownership interest in the Receivables originated by such Seller and the Related Security with respect thereto, or as the Buyer may reasonably request.

2.  Payment for the Purchase.

(a)  The purchase price (“Purchase Price”) in the amount of $300,252.35 for the Purchase from the Seller of the Receivables, as described in Exhibit I attached hereto, shall be payable in full at the Closing  by the Buyer to the Seller in immediately available funds, less legal fees incurred by Buyer in connection with the drafting and execution of this Agreement (“Legal Fees”).

(b)  The Purchase Price reflects in part a 20% discount (the “Discount”) from the Original Balance of the Receivables. A portion of the Discount expressed as a percentage of the Original Balance of the Receivable in question shall be rebated (“Rebate”) and paid to Seller as described below:

Days until Receivable is collected (commencing on the Closing Date)	Rebate of Discount	Net Discount
10 or less	19.5%	.5%
11-20 days	19%	1%
21-30 days	18.5%	1.5%
31-40	18%	2%
41-50	17.5%	2.5%
51-60	17%	3.0%
61-70	16.5%	3.5%
71-80	16%	4%
81-90	15.5%	4.5%
each 10 days thereafter	subtract an additional ½ %	add an additional ½ %

The manner of determining the applicable Rebate and when it shall be paid is described in Section 1.2(b) of the Original Agreement.

(c) The Rebate shall be determined by Buyer and paid to Seller within 5 days after the earlier of (a) Buyer has received Collections equal to 100% of the Original Balance of

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Receivables, or (b) Buyer receives Collections from Receivables equal to the sum of the following: $300,252.35 plus the Collection Fee of $20,016.82 plus the Net Discount then due and applicable as of the date in question plus Legal Fees. In the case of subparagraph (b) in the preceding sentence, the Rebate would not be paid in cash but would be payable solely in the form of an assignment without recourse by Buyer of the uncollected Receivables to Seller. An example of the foregoing is described in Section 1.2(b) of the Original Agreement.

(d) The amount of the applicable Rebate, if any, shall be reduced by the amount of the accrued unpaid interest, if any, and all costs and expenses and indemnification obligations owed by Seller under the terms of this Agreement.  Upon payment in full of all amounts owed to Buyer under this Agreement, Buyer shall assign the remaining uncollected Receivables, if any, to Seller without recourse and on an as is basis and without any warranties and representations.

(e) If for any reason and to the extent Buyer does not receive Collections equal to 100% of the Original Balance by the date that is 120 days after the Closing Date, upon written demand by Buyer (the “Buy Back Notice”), which demand made be made by Buyer at any time on or after such 120 day period, Seller agrees to purchase the applicable  remaining uncollected Receivables (the “Sold Back Receivables”) from Buyer upon demand and in accordance with the following: (1) the purchase price for such Sold Back Receivables shall equal (1) the Outstanding Balance of the Sold Back Receivables, less the original 20% Discount, and plus the Net Discount that would have applied if the Sold Back Receivables were collected on the Sold Back Closing Date (defined below),  plus accrued interest at the Default Rate on such purchase price amount accruing commencing on the 120th day after the Closing Date (2) the closing (“Sold Back Closing Date”) of the purchase by Seller of the Sold Back Receivables shall occur by no later than 5 days after Buyer sends the Buy Back Notice to Seller; (3) the purchase price shall be paid by Seller without offset or deduction and in good funds at the Sold Back Closing Date by wire transfer to Buyer’s designated account; (4) Upon receipt by Buyer of the purchase price in good funds as described above in this paragraph, Buyer shall execute and deliver to Seller such documents as are reasonably necessary to terminate Buyer’s security interest in such Sold Back Receivables and to transfer, assign and sell the Sold Back Receivables and Related Security, without recourse, to Seller, and without any warranties or representations, express or implied, except that Buyer shall warrant that such Sold Back Receivables have not been liened or encumbered or assigned by Buyer except as provided for in this Agreement.

(f) An example of the calculation of the purchase price for Sold Back Receivables that Seller will be required to pay as described above in paragraph 2(e) above is described in the Original Agreement.

3.  The Purchase from Seller under this Agreement is subject to the conditions precedent that the Buyer shall have received on or before the date thereof the documents listed on Schedule A attached hereto.

4. Notwithstanding the foregoing conditions precedent, and subject to the Seller’s receipt of payment of the Purchase Price for any Receivable, all of the Seller’s right, title and interest in and under such  Receivable and the Related Security with respect thereto shall vest in the Buyer, whether or not the conditions precedent to the Buyer’s obligation to pay for such Receivable were

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in fact satisfied. The failure of the Seller to satisfy any of the foregoing conditions precedent may, however, give rise to a claim for indemnity under Article VI of the Original Agreement.

5. Article V (Event of Default) of the Original Agreement is hereby amended for clarification as follows::

(a)                                Section 5.1(a) of the Original Agreement is hereby restated  as follows: “ (a)     The Seller shall fail to make any payment required hereunder (and/or under any amendments to this Agreement) when due, or to perform or observe any term, covenant or agreement hereunder or under any other Transaction Document to which it is a party and such failure shall continue for 20 days after written notice of such failure is given.”

(b)                               Section 5.1(b) of the Original Agreement is hereby restated as follows: “The Seller fails to perform or observe in any material respect, within 15 days after written notice thereof, any other material term, covenant or agreement contained in this Agreement or any amendment to this Agreement that may be entered into from time to time or any Transaction Document on its part to be performed or observed;”

(c)                                  Section 5.1(c) of the Original Agreement is hereby restated as follows: “The Buyer shall fail to have a valid and enforceable first priority, perfected (i)ownership interest in, or (ii) security interest in, each Receivable herein as well as each Receivable purchased by Buyer pursuant to any amendments to this Agreement and the associated Related Security, and in the Collateral, in each case free and clear of any Adverse Claim;

6.                 If there is an Event of Default under the Original Agreement, as modified by this Agreement, including, without limitation, the failure of Seller to perform any obligations under this Agreement, then all or Buyer’s rights and remedies under Section 5.2 ( Remedies) shall apply.

7.                 Reference to “Receivables” in Section 1.3 through the end of Article VII of the Original Agreement shall mean the Receivables that were purchased under the Original Agreement plus the Receivables that are purchased under this Agreement, as defined in Schedule I, plus any other accounts receivables of Seller that are purchased by Buyer pursuant to any other agreements between Seller and Buyer, if any.

8.                 The Seller shall pay to the Buyer on demand all reasonable costs and out-of-pocket expenses actually incurred in connection with the preparation, execution and delivery of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. In addition to the foregoing, the Seller shall pay, on demand, any and all reasonable costs and expenses, including reasonable counsel fees and expenses, actually incurred by the Buyer in connection with (i) any amendment to or waiver of this Agreement, and/or (ii) the enforcement of this Agreement and the other documents delivered hereunder following an Event of Default.

9.                 Reference to “Obligations” of Seller in the Original Agreement shall include, in addition to all of Seller’s obligations under the Original Agreement, all obligations of Seller under this Agreement and all obligations of Seller under all other agreements, if any, to be entered into between Seller and Buyer from time to time.  Further, the Original Agreement shall not terminate until all obligations of Seller under the Original Agreement and this Agreement are fully satisfied.

10.           With respect to the Receivables and as otherwise provided for in the Original Agreement, the Seller’s warranties and representations contained in Article II of the Original Agreement  and the Seller’s indemnity obligations contained in Article VI of the Original Agreement,

5

are hereby incorporated herein by reference, and such warranties and representations plus the warranties and representation made herein,  are being made by Seller as of the date hereof and as of the Closing Date to induce Buyer to enter into  this Agreement, and Buyer has  relied, and will continue to rely, upon such representations and warranties from  and after the date hereof and on the Closing Date and thereafter.

11.           Reference to “Agreement” in the Original Agreement shall mean the Original Agreement as modified by this Agreement.

12.           Reference to “Purchase” in the Original Agreement means: (a) with respect to the accounts receivables that are purchased by the Buyer under the Original Agreement,  the purchase by the Buyer from Seller pursuant to Section 1.1(a) of the Agreement of the Receivables originated by the Seller and the Related Security related thereto, together with all related rights in connection therewith; and (b) with respect to the Receivables that are purchased by the Buyer under this Agreement,  the purchase by the Buyer from Seller pursuant to Section 1 of this Agreement of the Receivables originated by the Seller and the Related Security related thereto, together with all related rights in connection therewith.

13.           The terms of Section 1.3 through the end of Article 7 of the Original Agreement are hereby incorporated herein by reference and shall apply with respect to the Receivables that are the subject of this Agreement.

14.           Seller hereby affirms its obligations to Buyer under the Original Agreement, as amended herein and with respect to the Receivables as described herein, and  Seller agrees to perform all of its obligations under the Original Agreement, as amended pursuant to this Agreement.

15.           Within two (2) days of the Closing Date, the Seller send notice (“Notice”) to the Obligors of the assignment to Buyer of the Receivables and Seller shall instruct such Obligors to (a) make all payments directly to Buyer with regard to the Receivables; and (b) to send all such payments to Buyer’s address as indicated in the signature block of this Agreement.   Such Notice shall be in a form reasonably acceptable to Buyer. In addition, if any payments from Obligors are received by Seller, Seller agrees to immediately: (i) notify Buyer in writing of such receipt, and (ii) endorse such payments over to Buyer and/or to take such other actions as  requested by Buyer to cause such payments to be deposited into Buyer’s bank account, as directed by Buyer.

16.           Except as expressly provided for in this Agreement, all of the terms of the Original Agreement as amended herein hereby shall continue to apply and shall remain in full force and effect.

17.           MISCELLANEOUS

(a)          No failure or delay on the part of the Buyer  in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.   Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)         No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by the Seller and the Buyer.

(c)          The Original Agreement as modified by this Agreement contain the final and complete integration of all prior expressions by the parties hereto with respect to the sale and collection of the Receivables as defined in Schedule I attached hereto and the Related Security with respect to such Receivables and shall constitute the entire

6

agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings with respect to the sale and collection of such Receivables and Related Security.

(d)         This Agreement shall be binding upon and inure to the benefit of the Seller, the Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). No Seller may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Buyer. The Buyer may pledge or assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of Seller. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the  rights and remedies with respect to (i) any breach of any representation and warranty made by Seller herein; and (ii) the indemnification and payment provisions made herein and under the Original Agreement shall be continuing and shall survive any assignment or termination of this Agreement.

(e)          This Agreement may be executed in any number of counterparts and by facsimile (and each party agrees to deliver original signature pages to each other within 2 days of the Closing Date) by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

(f)            Buyer and Seller represent and warrant that the officers, directors, controlling persons or managers of Buyer and Seller, respectively, have a preexisting personal or business relationship with the officers, directors, controlling persons or managers of the other party and that each has the capacity to protect its own interests in connection with this Agreement.  Seller further represents and warrants, that the Obligations evidenced by this Agreement are not guaranteed by an individual, a revocable trust having one or more individuals as trustors, or partnership in which, at the time of this Agreement, one or more individuals are general partners.

(g)         The Buyer (and, accordingly, each of its assigns) shall maintain, and shall cause each of its employees, officers and agents to maintain, the confidentiality of any information obtained by it regarding the Seller and in respect of the Receivables (including, without limitation, credit losses and delinquency levels) and any other proprietary or confidential information with respect to the Obligors, the Receivables, and the Seller in communications with third parties; provided, however, such information may be disclosed to third parties to the extent such disclosure is (i) required to comply with any applicable law (including federal and state securities laws) or order of any judicial or administrative proceeding, or (ii) required in response to any summons or subpoena or in connection with any litigation.

(Signature pages follows)

7

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof in Anaheim, California.

Odetics, Inc., a Delaware corporation

By:
Name:
Title:
Date:

Address: Odetics, Inc.
1515 S. Manchester Avenue
Anaheim, CA 92802
Attention: Chief Executive Officer
	Telecopier:	(714) 780-7857

TECHNOLOGY LENDING PARTNERS, LLC, a California limited liability company

By:
Name:	Joel Slutzky, Manager
Date:

Address:

Technology Lending Partners, LLC

424 Via Lido Nord
Newport Beach, CA 92663
	Attention:	Joel Slutzky
	Telecopier:	(949) 673-5224

8

Exhibit I

Definitions

This is Exhibit I to the attached Agreement (as defined therein). As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in Exhibit I of the Original Agreement except for the definitions listed below. (such meanings to be equally applicable to the singular and plural forms thereof). It is intended that any reference to “Receivables” for purposes of this Agreement shall mean the Receivables listed on Schedule I and in all other respects the definitions of Exhibit I of the Original Agreement shall apply to this Agreement except as specifically provided for otherwise in this Exhibit I or in the attached Agreement.

“Closing Date” means the day that this Agreement is executed by all of the parties hereto as reflected on the signature page of this Agreement.

“Collection Fee” means the fee charged by Seller to advance the Purchase Price and to collect the Receivables, which fee shall equal five percent (5%) of the Original Balance.

“Original Balance” means $400, 336.46 which is the sum of the outstanding balance of the Receivables owed to Seller as of the Closing Date.

“Outstanding Balance” of any Receivable at any time means then outstanding principal balance thereof.

“Purchase Price” means, with respect to the Purchase from the Seller, the aggregate price to be paid by the Buyer to the Seller for the purchase in accordance with Section 1 and 2 of the Agreement, which price is further described in Exhibit III.

“Receivables” means the indebtedness and other obligations owed to Seller as of the date of this Agreement as described in the attached Schedule I which schedule reflects a copy of each invoice and the balance owed by the customer with respect to such invoices, together with the obligation, if any, to pay any Finance Charges with respect thereto and all proceeds thereof. The individual invoices and any amounts owed with respect to a particular invoice may be referred to in this Agreement as a “Receivable” and all of the invoices collectively as the “Receivables.” For purposes of this Agreement, indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless or whether the account debtor or the Seller treats such indebtedness, rights or obligations as a separate payment obligation.

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Exhibit II

Form of Compliance Certificate

This Compliance Certificate is furnished pursuant to that certain Amendment Number One to Receivables Purchase Agreement dated as of November 27, 2002, between Odetics, Inc. and TECHNOLOGY LENDING PARTNERS, LLC (as amended, restate or otherwise modified from time to time in accordance with the Transaction Documents, the “Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES:

1.   I am the duly elected                          and, accordingly, a Responsible Financial Officer, of Odetics, Inc., a Delaware corporation (the “Parent”).

2.   I have reviewed the terms of the Agreement and the Original Agreement, I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Parent and its Subsidiaries during the accounting period covered by the attached financial statements.

3.   The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Event of Default or an Unmatured Event of Default, as each such term is defined under the Original Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate.

4.  Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Parent and its Subsidiaries have taken, is taking, or proposes to take with respect to each such condition or event:

(write “none” if no exceptions).

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this        day of             , 2002.

Name:
Title:

Attachment: financial statements.

10

Exhibit III

Purchase Price

Aggregate Outstanding Balance of Receivables as of the date hereof:		$400,336.46

Less: Collection Fee(5%)		$20,016.82

Equals: Gross Purchase Price Payable:		$380,319.64

Less Discount: (20% of Outstanding Balance):	$	[80,067.29]

Equals: Net Cash Purchase Price:		$300,252.35

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Schedule A

DOCUMENTS TO BE DELIVERED TO BUYER

ON OR PRIOR TO THE CLOSING

1.   Executed copies of Amendment Number One to Receivables Purchase Agreement, duly executed by the parties thereto.

2.   A certificate of the Seller’s Secretary certifying:

(a)  A copy of the Resolutions of the Board of Directors of such Seller, authorizing Seller’s execution, delivery and performance of the Receivables Purchase and Sale Agreement and the other documents to be delivered by it thereunder; and

(d)  The names and signatures of the officers authorized on its behalf to execute the Amendment Number One to Receivables Purchase Agreement and any other documents to be delivered by it thereunder.

4.    Duly executed UCC financing statements, in form appropriate for filing in all jurisdictions as may be necessary or, in the opinion of the Buyer desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the transfer of the ownership interests contemplated by Amendment Number One to Receivables Purchase Agreement.

6.   Duly executed UCC termination statements, in form suitable for filing, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts Related Security previously granted by the Seller.

7.   A Certificate of a Responsible Financial Officer of the Seller certifying that, as of the Closing date, no Event of Default or Unmatured Event of Default exists and is continuing.

8.  Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with this Amendment Number One to Receivables Purchase Agreement.

12

SCHEDULE I

List and description of Receivables:

Invoice Listing

Customer	Customer P.O. #	Invoice Date	Invoice #	Amount
The Boeing Company	Prime Cont # NAS10-11500, Sub P.O. # M5P7XXW-482082	9/4/2002	I40-879	82,489.64
The Boeing Company	Prime Cont # NAS10-12200, Sub P.O. # RR95K0000024	9/4/2002	I40-880	31,792.82
United Space Alliance	6000075510 C/O #1	11/20/2002	I40-1000	80,654.00
Harris Corporation	2938900	11/14/2002	I40-977	41,080.00
Harris Corporation	2938900	11/16/2002	I40-980	164,320.00
				400,336.46

			@ .80	320,269.17

[ATTACH COPIES OF INVOICES]

13

AMENDMENT NUMBER TWO TO

RECEIVABLES PURCHASE AGREEMENT

Dated as of January 7, 2003

among

Odetics, Inc.,

and

TECHNOLOGY LENDING PARTNERS, LLC,

as the Buyer

1

AMENDMENT NUMBER TWO TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NUMBER TWO TO RECEIVABLES PURCHASE AGREEMENT (“Agreement”), dated as of January 7, 2003, is by and among Odetics, Inc., a Delaware corporation (“Seller”), and Technology Lending Partners, LLC, a California limited liability company (“Buyer”). This Agreement is intended to amend and modify the terms of that certain Receivables Purchase Agreement (“Original Agreement”) dated October 18, 2002 among Seller and Buyer as described herein. Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I of the Original Agreement.

PRELIMINARY STATEMENTS

A.The parties hereto intend to amend the Original Agreement to provide for an additional purchase of specific accounts receivables (the “Receivables”), which are listed in Schedule I attached hereto, and that all transfers of such Receivables hereunder, be true sales to the Buyer by the Seller of the Receivables originated by it, providing the Buyer with the full benefits of ownership of such Receivables, and the Seller and the Buyer do not intend these transactions to be, or for any purpose to be characterized as loans from the Buyer to the Seller. Reference to “Receivables” in this Agreement shall mean the accounts receivable that are described in Schedule I attached hereto

B. The parties intend that the purchase of the Receivables herein shall be governed by all of the terms and conditions of the Original Agreement except as specifically provided for herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.  Purchase of Receivables.

(a) Effective on the Closing Date, in consideration for the purchase price to be paid to the Seller and upon the terms and subject to the conditions set forth herein, the Seller does hereby sell, assign, transfer, set-over and otherwise convey to the Buyer, and the Buyer does hereby purchase from the Seller, all of the Seller’s right, title and interest in and to the Receivables, together, in each case, with all Related Security relating thereto. In accordance with the preceding sentence, on the Closing Date, the Buyer shall acquire all of the Seller’s right, title and interest in and to the Receivables, together with all of the Seller’s rights in and to all Related Security relating thereto. The Buyer shall be obligated to pay the purchase price for the Receivables purchased hereunder from the Seller in accordance with Section 2 herein.

(b) On each Monthly Reporting Date, the Buyer shall submit a report to Seller which reflects the details of the Collections relating to the Receivables received since the Closing Date.

(c) It is the intention of the parties hereto that the purchase of Receivables from Seller made hereunder shall constitute a sale, which sale is absolute and irrevocable and

2

provides the Buyer with the full benefits of ownership of the Receivables originated by the Seller. The sale of Receivables hereunder by the Seller is made with recourse to Seller as described herein, and this sale does not constitute and is not intended to result in an assumption by the Buyer or any assignee thereof of any obligation of the Seller or any Person arising in connection with the Receivables, the related Contracts and /or other Related Security or any other obligations of the Seller. In view of the intention of the parties hereto that the purchase of Receivables hereunder shall constitute a sale of such Receivables rather than loans secured thereby, the Seller agrees that it will, on or prior to the date hereof and in accordance with Section 4.1 (e)(ii) of the Original Agreement, mark its master data processing records relating to the Receivables originated by it with a legend properly evidencing that the Buyer has purchased such Receivables as provided in this Agreement and to appropriately disclose in its financial statements that its Receivables have been sold to the Buyer. Upon the request of the Buyer, the Seller will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate perfect and maintain the perfection of the Buyer’s ownership interest in the Receivables originated by such Seller and the Related Security with respect thereto, or as the Buyer may reasonably request.

2.  Payment for the Purchase.

(a) The purchase price (“Purchase Price”) in the amount of $184,975.22 for the Purchase from the Seller of the Receivables, as described in Exhibit I attached hereto, shall be payable in full at the Closing by the Buyer to the Seller in immediately available funds, less legal fees incurred by Buyer in connection with the drafting and execution of this Agreement (“Legal Fees”).

(b) The Purchase Price reflects in part a 20% discount (the “Discount”) from the Original Balance of the Receivables. A portion of the Discount expressed as a percentage of the Original Balance of the Receivable in question shall be rebated (“Rebate”) and paid to Seller as described below:

Days until Receivable is collected (commencing on the Closing Date)	Rebate of Discount	Net Discount

10 or less	19.5%	.5%
11-20 days	19%	1%
21-30 days	18.5%	1.5%
31-40	18%	2%
41-50	17.5%	2.5%
51-60	17%	3.0%
61-70	16.5%	3.5%
71-80	16%	4%
81-90	15.5%	4.5%
each 10 days thereafter	subtract an additional ½ %	add an additional ½ %

The manner of determining the applicable Rebate and when it shall be paid is described in Section 1.2(b) of the Original Agreement.

(c) The Rebate shall be determined by Buyer and paid to Seller within 5 days after the earlier of (a) Buyer has received Collections equal to 100% of the Original Balance of

3

Receivables, or (b) Buyer receives Collections from Receivables equal to the sum of the following: $300,252.35 plus the Collection Fee of $12,331.68 plus the Net Discount then due and applicable as of the date in question plus Legal Fees. In the case of subparagraph (b) in the preceding sentence, the Rebate would not be paid in cash but would be payable solely in the form of an assignment without recourse by Buyer of the uncollected Receivables to Seller. An example of the foregoing is described in Section 1.2(b) of the Original Agreement.

(d) The amount of the applicable Rebate, if any, shall be reduced by the amount of the accrued unpaid interest, if any, and all costs and expenses and indemnification obligations owed by Seller under the terms of this Agreement.  Upon payment in full of all amounts owed to Buyer under this Agreement, Buyer shall assign the remaining uncollected Receivables, if any, to Seller without recourse and on an as is basis and without any warranties and representations.

(e) If for any reason and to the extent Buyer does not receive Collections equal to 100% of the Original Balance by the date that is 120 days after the Closing Date, upon written demand by Buyer (the “Buy Back Notice”), which demand made be made by Buyer at any time on or after such 120 day period, Seller agrees to purchase the applicable remaining uncollected Receivables (the “Sold Back Receivables”) from Buyer upon demand and in accordance with the following: (1) the purchase price for such Sold Back Receivables shall equal (1) the Outstanding Balance of the Sold Back Receivables, less the original 20% Discount, and plus the Net Discount that would have applied if the Sold Back Receivables were collected on the Sold Back Closing Date (defined below),  plus accrued interest at the Default Rate on such purchase price amount accruing commencing on the 120th day after the Closing Date (2) the closing (“Sold Back Closing Date”) of the purchase by Seller of the Sold Back Receivables shall occur by no later than 5 days after Buyer sends the Buy Back Notice to Seller; (3) the purchase price shall be paid by Seller without offset or deduction and in good funds at the Sold Back Closing Date by wire transfer to Buyer’s designated account; (4) Upon receipt by Buyer of the purchase price in good funds as described above in this paragraph, Buyer shall execute and deliver to Seller such documents as are reasonably necessary to terminate Buyer’s security interest in such Sold Back Receivables and to transfer, assign and sell the Sold Back Receivables and Related Security, without recourse, to Seller, and without any warranties or representations, express or implied, except that Buyer shall warrant that such Sold Back Receivables have not been liened or encumbered or assigned by Buyer except as provided for in this Agreement.

(f) An example of the calculation of the purchase price for Sold Back Receivables that Seller will be required to pay as described above in paragraph 2(e) above is described in the Original Agreement.

3.  The Purchase from Seller under this Agreement is subject to the conditions precedent that the Buyer shall have received on or before the date thereof the documents listed on Schedule A attached hereto.

4. Notwithstanding the foregoing conditions precedent, and subject to the Seller’s receipt of payment of the Purchase Price for any Receivable, all of the Seller’s right, title and interest in and under such Receivable and the Related Security with respect thereto shall vest in the Buyer, whether or not the conditions precedent to the Buyer’s obligation to pay for such Receivable were

4

in fact satisfied. The failure of the Seller to satisfy any of the foregoing conditions precedent may, however, give rise to a claim for indemnity under Article VI of the Original Agreement.

5. Article V (Event of Default) of the Original Agreement is hereby amended for clarification as follows::

(a)                                Section 5.1(a) of the Original Agreement is hereby restated as follows: “ (a) The Seller shall fail to make any payment required hereunder (and/or under any amendments to this Agreement) when due, or to perform or observe any term, covenant or agreement hereunder or under any other Transaction Document to which it is a party and such failure shall continue for 20 days after written notice of such failure is given.”

(b)                               Section 5.1(b) of the Original Agreement is hereby restated as follows: “The Seller fails to perform or observe in any material respect, within 15 days after written notice thereof, any other material term, covenant or agreement contained in this Agreement or any amendment to this Agreement that may be entered into from time to time or any Transaction Document on its part to be performed or observed;”

(c)                                  Section 5.1(c) of the Original Agreement is hereby restated as follows: “The Buyer shall fail to have a valid and enforceable first priority, perfected (i) ownership interest in, or (ii) security interest in, each Receivable herein as well as each Receivable purchased by Buyer pursuant to any amendments to this Agreement and the associated Related Security, and in the Collateral, in each case free and clear of any Adverse Claim;

6.                 If there is an Event of Default under the Original Agreement, as modified by this Agreement, including, without limitation, the failure of Seller to perform any obligations under this Agreement, then all or Buyer’s rights and remedies under Section 5.2 (Remedies) shall apply.

7.                 Reference to “Receivables” in Section 1.3 through the end of Article VII of the Original Agreement shall mean the Receivables that were purchased under the Original Agreement plus the Receivables that are purchased under this Agreement, as defined in Schedule I, plus any other accounts receivables of Seller that are purchased by Buyer pursuant to any other agreements between Seller and Buyer, if any.

8.                 The Seller shall pay to the Buyer on demand all reasonable costs and out-of-pocket expenses actually incurred in connection with the preparation, execution and delivery of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. In addition to the foregoing, the Seller shall pay, on demand, any and all reasonable costs and expenses, including reasonable counsel fees and expenses, actually incurred by the Buyer in connection with (i) any amendment to or waiver of this Agreement, and/or (ii) the enforcement of this Agreement and the other documents delivered hereunder following an Event of Default.

9.                 Reference to “Obligations” of Seller in the Original Agreement shall include, in addition to all of Seller’s obligations under the Original Agreement, all obligations of Seller under this Agreement and all obligations of Seller under all other agreements, if any, to be entered into between Seller and Buyer from time to time.  Further, the Original Agreement shall not terminate until all obligations of Seller under the Original Agreement and this Agreement are fully satisfied.

10.           With respect to the Receivables and as otherwise provided for in the Original Agreement, the Seller’s warranties and representations contained in Article II of the Original Agreement and the Seller’s indemnity obligations contained in Article VI of the Original Agreement,

5

are hereby incorporated herein by reference, and such warranties and representations plus the warranties and representation made herein, are being made by Seller as of the date hereof and as of the Closing Date to induce Buyer to enter into  this Agreement, and Buyer has  relied, and will continue to rely, upon such representations and warranties from  and after the date hereof and on the Closing Date and thereafter.

11.           Reference to “Agreement” in the Original Agreement shall mean the Original Agreement as modified by this Agreement.

12.           Reference to “Purchase” in the Original Agreement means: (a) with respect to the accounts receivables that are purchased by the Buyer under the Original Agreement, the purchase by the Buyer from Seller pursuant to Section 1.1(a) of the Agreement of the Receivables originated by the Seller and the Related Security related thereto, together with all related rights in connection therewith; and (b) with respect to the Receivables that are purchased by the Buyer under this Agreement, the purchase by the Buyer from Seller pursuant to Section 1 of this Agreement of the Receivables originated by the Seller and the Related Security related thereto, together with all related rights in connection therewith.

13.           The terms of Section 1.3 through the end of Article 7 of the Original Agreement are hereby incorporated herein by reference and shall apply with respect to the Receivables that are the subject of this Agreement.

14.           Seller hereby affirms its obligations to Buyer under the Original Agreement, as amended herein and with respect to the Receivables as described herein, and Seller agrees to perform all of its obligations under the Original Agreement, as amended pursuant to this Agreement.

15.           Within two (2) days of the Closing Date, the Seller send notice (“Notice”) to the Obligors of the assignment to Buyer of the Receivables and Seller shall instruct such Obligors to (a) make all payments directly to Buyer with regard to the Receivables; and (b) to send all such payments to Buyer’s address as indicated in the signature block of this Agreement.   Such Notice shall be in a form reasonably acceptable to Buyer. In addition, if any payments from Obligors are received by Seller, Seller agrees to immediately: (i) notify Buyer in writing of such receipt, and (ii) endorse such payments over to Buyer and/or to take such other actions as requested by Buyer to cause such payments to be deposited into Buyer’s bank account, as directed by Buyer.

16.           Except as expressly provided for in this Agreement, all of the terms of the Original Agreement as amended herein hereby shall continue to apply and shall remain in full force and effect.

17.           MISCELLANEOUS

(a)          No failure or delay on the part of the Buyer in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.   Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)         No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by the Seller and the Buyer.

(c)          The Original Agreement as modified by this Agreement contain the final and complete integration of all prior expressions by the parties hereto with respect to the sale and collection of the Receivables as defined in Schedule I attached hereto and the Related Security with respect to such Receivables and shall constitute the entire

6

agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings with respect to the sale and collection of such Receivables and Related Security.

(d)         This Agreement shall be binding upon and inure to the benefit of the Seller, the Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). No Seller may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Buyer. The Buyer may pledge or assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of Seller. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Seller herein; and (ii) the indemnification and payment provisions made herein and under the Original Agreement shall be continuing and shall survive any assignment or termination of this Agreement.

(e)          This Agreement may be executed in any number of counterparts and by facsimile (and each party agrees to deliver original signature pages to each other within 2 days of the Closing Date) by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

(f)            Buyer and Seller represent and warrant that the officers, directors, controlling persons or managers of Buyer and Seller, respectively, have a preexisting personal or business relationship with the officers, directors, controlling persons or managers of the other party and that each has the capacity to protect its own interests in connection with this Agreement.  Seller further represents and warrants, that the Obligations evidenced by this Agreement are not guaranteed by an individual, a revocable trust having one or more individuals as trustors, or partnership in which, at the time of this Agreement, one or more individuals are general partners.

(g)         The Buyer (and, accordingly, each of its assigns) shall maintain, and shall cause each of its employees, officers and agents to maintain, the confidentiality of any information obtained by it regarding the Seller and in respect of the Receivables (including, without limitation, credit losses and delinquency levels) and any other proprietary or confidential information with respect to the Obligors, the Receivables, and the Seller in communications with third parties; provided, however, such information may be disclosed to third parties to the extent such disclosure is (i) required to comply with any applicable law (including federal and state securities laws) or order of any judicial or administrative proceeding, or (ii) required in response to any summons or subpoena or in connection with any litigation.

(Signature pages follow)

7

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof in Anaheim, California.

Odetics, Inc., a Delaware corporation

By:
Name:
Title:
Date:

Address: Odetics, Inc.
1515 S. Manchester Avenue
Anaheim, CA 92802
Attention: Chief Executive Officer
Telecopier: (714) 780-7857

TECHNOLOGY LENDING PARTNERS, LLC, a California limited liability company

By:
Name:	Joel Slutzky, Manager
Date:

Address:  Technology Lending Partners, LLC

424 Via Lido Nord
Newport Beach, CA 92663
Attention: Joel Slutzky
Telecopier: (949) 673-5224

8

Exhibit I

Definitions

This is Exhibit I to the attached Agreement (as defined therein). As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in Exhibit I of the Original Agreement except for the definitions listed below. (Such meanings to be equally applicable to the singular and plural forms thereof). It is intended that any reference to “Receivables” for purposes of this Agreement shall mean the Receivables listed on Schedule I and in all other respects the definitions of Exhibit I of the Original Agreement shall apply to this Agreement except as specifically provided for otherwise in this Exhibit I or in the attached Agreement.

“Closing Date” means the day that this Agreement is executed by all of the parties hereto as reflected on the signature page of this Agreement.

“Collection Fee” means the fee charged by Seller to advance the Purchase Price and to collect the Receivables, which fee shall equal five percent (5%) of the Original Balance.

“Original Balance” means $246,633.63 which is the sum of the outstanding balance of the Receivables owed to Seller as of the Closing Date.

“Outstanding Balance” of any Receivable at any time means then outstanding principal balance thereof.

“Purchase Price” means, with respect to the Purchase from the Seller, the aggregate price to be paid by the Buyer to the Seller for the purchase in accordance with Section 1 and 2 of the Agreement, which price is further described in Exhibit III.

“Receivables” means the indebtedness and other obligations owed to Seller as of the date of this Agreement as described in the attached Schedule I which schedule reflects a copy of each invoice and the balance owed by the customer with respect to such invoices, together with the obligation, if any, to pay any Finance Charges with respect thereto and all proceeds thereof. The individual invoices and any amounts owed with respect to a particular invoice may be referred to in this Agreement as a “Receivable” and all of the invoices collectively as the “Receivables.” For purposes of this Agreement, indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless or whether the account debtor or the Seller treats such indebtedness, rights or obligations as a separate payment obligation.

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Exhibit II

Form of Compliance Certificate

This Compliance Certificate is furnished pursuant to that certain Amendment Number Two to Receivables Purchase Agreement dated as of January 7, 2003, between Odetics, Inc. and TECHNOLOGY LENDING PARTNERS, LLC (as amended, restate or otherwise modified from time to time in accordance with the Transaction Documents, the “Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES:

1.   I am the duly elected                         and, accordingly, a Responsible Financial Officer, of Odetics, Inc., a Delaware corporation (the “Parent”).

2.   I have reviewed the terms of the Agreement and the Original Agreement, I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Parent and its Subsidiaries during the accounting period covered by the attached financial statements.

3.   The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Event of Default or an Unmatured Event of Default, as each such term is defined under the Original Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate.

4.  Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Parent and its Subsidiaries have taken, is taking, or proposes to take with respect to each such condition or event:

(write “none” if no exceptions).

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this           day of             , 2003.

Name:
Title:

Attachment: financial statements.

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Exhibit III

Purchase Price

Aggregate Outstanding Balance of Receivables as of the date hereof:		$246,633.63

Less: Collection Fee (5%)		$12,331.68

Equals: Gross Purchase Price Payable:		$234,301.95

Less Discount: (20% of Outstanding Balance):	$	[61,658.41	]

Equals: Net Cash Purchase Price:		$184,975.22

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Schedule A

DOCUMENTS TO BE DELIVERED TO BUYER

ON OR PRIOR TO THE CLOSING

1.   Executed copies of Amendment Number Two to Receivables Purchase Agreement, duly executed by the parties thereto.

2.    A certificate of the Seller’s Secretary certifying:

(a)  A copy of the Resolutions of the Board of Directors of such Seller, authorizing Seller’s execution, delivery and performance of the Receivables Purchase and Sale Agreement and the other documents to be delivered by it thereunder; and

(d)  The names and signatures of the officers authorized on its behalf to execute the Amendment Number Two to Receivables Purchase Agreement and any other documents to be delivered by it thereunder.

4.    Duly executed UCC financing statements, in form appropriate for filing in all jurisdictions as may be necessary or, in the opinion of the Buyer desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the transfer of the ownership interests contemplated by Amendment Number Two to Receivables Purchase Agreement.

6.   Duly executed UCC termination statements, in form suitable for filing, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts Related Security previously granted by the Seller.

7.   A Certificate of a Responsible Financial Officer of the Seller certifying that, as of the Closing date, no Event of Default or Unmatured Event of Default exists and is continuing.

8.  Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with this Amendment Number Two to Receivables Purchase Agreement.

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SCHEDULE I

List and description of Receivables:

Invoice Listing

Customer	Contract/PO#	Invoice Date	Invoice #	Amount
United Space Alliance	RR96K0180	10/8/2002	I40-937	93,975.43

Lockheed Martin Shared Services	605725, ALT# 11	12/20/2002	I40-1054	83,447.00
Spawar	GS-24F-1448C	12/16/2002	I40-1038	35,769.60
Spawar	GS-24F-1448C	12/16/2002	I40-1039	33,441.60
				246,633.63

			@ .80	184,975.22

[ATTACH COPIES OF INVOICES]

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